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                                                                  Exhibit 4.6a
================================================================================

                            FACILITY LEASE AGREEMENT





                           Dated as of August 24, 2000


                                     between


                           CONEMAUGH LESSOR GENCO LLC,


                                 as Owner Lessor


                                       and


                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC
              (FORMERLY KNOWN AS SITHE PENNSYLVANIA HOLDINGS, LLC),

                               as Facility Lessee


                                   ----------


                               CONEMAUGH FACILITY


--------------------------------------------------------------------------------

CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, BANKERS TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER A LEASE INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT DATED AS OF AUGUST 24, 2000 BETWEEN SAID LEASE INDENTURE TRUSTEE, AS SECURED PARTY, AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 21 FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.




                                  Conemaugh Facility Lease
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                                TABLE OF CONTENTS

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                                                                                                               Page


SECTION 1 DEFINITIONS.............................................................................................4

SECTION 2 LEASE OF THE FACILITY INTEREST..........................................................................5
     Section 2.1      Lease.......................................................................................5


SECTION 3 FACILITY LEASE TERM AND RENT............................................................................5
     Section 3.1      [Intentionally Omitted].....................................................................5

     Section 3.2      Basic Lease Term............................................................................5

     Section 3.3      Rent........................................................................................5

     Section 3.4      Supplemental Lease Rent.....................................................................6

     Section 3.5      Adjustment of Lease Schedules...............................................................6

     Section 3.6      Manner of Payments..........................................................................9


SECTION 4 DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT......................................................9
     Section 4.1      Disclaimer of Warranties....................................................................9

     Section 4.2      Quiet Enjoyment............................................................................11


SECTION 5 RETURN OF FACILITY INTEREST............................................................................11
     Section 5.1      Return.....................................................................................11

     Section 5.2      Condition Upon Return......................................................................11

     Section 5.3      Environmental Reports......................................................................13


SECTION 6 LIENS..................................................................................................14

SECTION 7 MAINTENANCE; REPLACEMENTS OF COMPONENTS................................................................14
     Section 7.1      Maintenance................................................................................14

     Section 7.2      Replacement of Components..................................................................14

     Section 7.3      Environmental Matters......................................................................15


SECTION 8 MODIFICATIONS..........................................................................................17
     Section 8.1      Required Modifications.....................................................................17

     Section 8.2      Optional Modifications.....................................................................17

     Section 8.3      Title to Modifications.....................................................................18


SECTION 9 NET LEASE..............................................................................................18

SECTION 10 EVENTS OF LOSS........................................................................................20
     Section 10.1     Occurrence of Events of Loss...............................................................20

     Section 10.2     Payment of Termination Value; Termination of Periodic Lease Rent...........................20


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
     Section 10.3     Rebuild or Replace.........................................................................22

     Section 10.4     Application of Payments Not Relating to an Event of Loss...................................25


SECTION 11 INSURANCE.............................................................................................25
     Section 11.1     Property Insurance.........................................................................25

     Section 11.2     Liability Insurance........................................................................26

     Section 11.3     Provisions with Respect to Insurance.......................................................26

     Section 11.4     Reports....................................................................................27

     Section 11.5     Additional Insurance by Owner Lessor.......................................................28

     Section 11.6     Amendment of Requirements..................................................................28

     Section 11.7     Application of Insurance Proceeds..........................................................29


SECTION 12 INSPECTION............................................................................................30

SECTION 13 TERMINATION OPTION FOR BURDENSOME EVENTS..............................................................31
     Section 13.1     Election to Terminate......................................................................31

     Section 13.2     Solicitation of Qualifying Cash Bids; Payments Upon Termination............................32

     Section 13.3     Procedure for Exercise of Termination Option...............................................33

     Section 13.4     Assumption of the Notes....................................................................34


SECTION 14 TERMINATION FOR OBSOLESCENCE; PARTIAL RELEASE OF INTERESTS............................................34
     Section 14.1     Termination................................................................................34

     Section 14.2     Solicitation of Offers.....................................................................35

     Section 14.3     Right of Owner Lessor to Retain the Owner Lessor's Interest................................35

     Section 14.4     Procedure for Exercise of Termination Option...............................................36

     Section 14.5     Certain Conditions to Termination..........................................................37

     Section 14.6     Partial Release of Interest; Further Assurances............................................38


SECTION 15 LEASE RENEWAL.........................................................................................39
     Section 15.1     First Wintergreen Renewal Lease Term.......................................................39

     Section 15.2     Second Wintergreen Renewal Lease Term......................................................39

     Section 15.3     Fair Market Value Renewal Lease Terms......................................................40

     Section 15.4     Renewal Lease Rent for the Renewal Lease Terms.............................................40

     Section 15.5     Determination of Fair Market Rental Value..................................................41

     Section 15.6     Termination Value During Renewal Lease Terms...............................................41


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
SECTION 16 EVENTS OF DEFAULT.....................................................................................42

SECTION 17 REMEDIES..............................................................................................45
     Section 17.1     Remedies for Lease Event of Default........................................................45

     Section 17.2     Cumulative Remedies........................................................................47

     Section 17.3     No Delay or Omission to be Construed as Waiver.............................................47


SECTION 18 SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS....................................................48

SECTION 19 FACILITY LESSEE'S RIGHT TO SUBLEASE...................................................................48

SECTION 20 OWNER LESSOR'S RIGHT TO PERFORM.......................................................................49

SECTION 21 SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE TRUSTEE.................................50

SECTION 22 WAIVER OF RIGHT TO PARTITION..........................................................................50

SECTION 23 MISCELLANEOUS.........................................................................................51
     Section 23.1     Amendments and Waivers.....................................................................51

     Section 23.2     Notices....................................................................................51

     Section 23.3     Survival...................................................................................52

     Section 23.4     Successors and Assigns.....................................................................52

     Section 23.5     "True Lease"...............................................................................52

     Section 23.6     Governing Law..............................................................................52

     Section 23.7     Severability...............................................................................52

     Section 23.8     Counterparts...............................................................................53

     Section 23.9     Headings and Table of Contents.............................................................53

     Section 23.10    Further Assurances.........................................................................53

     Section 23.11    Effectiveness..............................................................................53

     Section 23.12    Limitation of Liability....................................................................53

     Section 23.13    Measuring Life.............................................................................53


SCHEDULE 1-A - PERIODIC LEASE RENT
SCHEDULE 1-B - ALLOCATED RENT
SCHEDULE 1-C - SECTION 467 LOAN
SCHEDULE 2 - TERMINATION VALUES
EXHIBIT A - FACILITY SITE DESCRIPTION
EXHIBIT B - FACILITY DESCRIPTION

                            FACILITY LEASE AGREEMENT


         This FACILITY LEASE AGREEMENT dated as of August 24, 2000 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "Facility Lease"), between CONEMAUGH LESSOR GENCO LLC, a Delaware limited liability company (together with its successors and permitted assigns, the "Owner Lessor") created for the benefit of PSEGR Conemaugh Generation, LLC (together with its successors and permitted assigns, the "Owner Participant"), and RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC (formerly known as Sithe Pennsylvania Holdings, LLC), a Delaware limited liability company (together with its successors and permitted assigns, the "Facility Lessee").

                                   WITNESSETH:

         WHEREAS, the Facility Site is that certain land located in East Wheatfield and West Wheatfield, Indiana County, Pennsylvania and more particularly described in Exhibit A attached hereto;

         WHEREAS, the Facility is a 1711 MW coal fired steam turbine electric generating station located on the Facility Site, including any and all additional improvements and fixtures located on or under the Facility Site, and more particularly described in Exhibit B attached hereto;

         WHEREAS, the Facility does not include the Facility Site or any part thereof, and no part of the Facility Site is being leased to the Facility Lessee hereunder;

         WHEREAS, rights and obligations as tenants-in-common of the co-owners of the Facility and the Facility Site and all improvements constructed, and all personal property situated, thereon are governed by the Owners Agreement;

         WHEREAS, pursuant to that certain Site Lease and Sublease Agreement, dated of even date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "Site Lease and Sublease"), the Facility Lessee has leased a 16.45% ownership interest in the Facility Site, as tenant-in-common with the other owners of the Facility Site, with the right to nonexclusive possession thereof (the "Ground Interest") to the Owner Lessor; and the Owner Lessor simultaneously therewith has subleased the Ground Interest to the Facility Lessee for the term equal to the term of this Facility Lease, including any renewals hereof;

         WHEREAS, pursuant to the Deed and Bill of Sale dated of even date hereof, the Owner Lessor has acquired from the Facility Lessee a 16.45% undivided ownership interest in the Facility, as tenant-in-common with the other owners of the Facility, with the right to nonexclusive possession thereof (the "Facility Interest");



                            Conemaugh Facility Lease
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         WHEREAS, pursuant to this Facility Lease, the Owner Lessor will lease the Facility Interest to the Facility Lessee for the Basic Lease Term and the Renewal Lease Terms, if any, provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     NOTICE

The Facility Lessee acknowledges the following with respect to disposal of materials on the Facility Site:

o Asbestos insulation and other asbestos containing materials have been disposed in the active Stage II on-site ash disposal landfill (Parcel
         A) (pursuant to PaDEP solid waste permit #300876). Additional information regarding the quantities and locations within the landfill of such disposal is in the possession of the PaDEP.

o Wastewater treatment sludges which may contain hazardous substances were removed during cleaning of the various on-site wastewater impoundments and disposed of in either Stage I or Stage II of the on-site ash disposal landfill (Parcel A) (PaDEP solid waste permit #300876) via blending with fly ash and bottom ash, prior to final placement and compaction. Filling of the Stage I portion of the landfill has been completed. Similar materials generated at the Seward Generating Station have been land-filled in the Stage II on-site ash disposal landfill. Concentrations of metals have been detected in the soils and groundwater in this area.

o Bottom Ash which may contain hazardous substances has been utilized at the site for the construction of roadways and structural fills in low lying areas. These areas include, but are not limited to, the outside storage area west of the Unit #2 crane bay (Parcel B), the area around the ash haul contractor buildings (Parcel C), the outside storage area south of the coal yard office and rotary car dumper (Parcel D), the outside storage and parking area southwest of the coal pile and inside the drainage ditch (Parcel E), the area north of the intake clarifier (Parcel F), and the truck parking area west of the main sub yard (Parcel G).

o Four unlined active ash ponds (also known as station filter ponds or wastewater storage impoundments) (Parcel H) have been used for the storage of high and low pH waste waters prior to final treatment, and as a collection point for various chemical spills of sulfuric acids and caustic soda (all of the spills were subsequently remediated).

o The electric generation and transmission equipment at the site has, at times, included equipment with dielectric fluids which contained polychlorinated biphenyls (PCBs). Spillage of these fluids may have occurred in these areas (Parcels T-Sub, T-1 and T-2). Soil sampling in the substation area (Parcel T-Sub) did not detect concentrations of PCBs.



                            Conemaugh Facility Lease
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

o Spills of used oils have occurred at or near the mobile and stationary operating equipment and storage tanks associated with the electric generating facility, including, but not limited to, air compressors, fans, mills, and seal oil systems. The spills were remediated utilizing one or more of the following collection methods: oil absorbent materials, bulk collection of free oils, or mechanical removal of residual materials including soils and water. Residual materials were generally disposed through either off-site disposal services or incineration in the utility boilers. The Phase I Environmental Assessment specifically noted evidence of staining on the concrete pad in the Used Oil Storage area near the aboveground waste oil storage tanks.

o Cooling tower waters which may have contained hazardous substances, including sodium hypochlorite and bromide, were discharged to the Cooling Tower Desilting Basin.

o On February 6, 1978, a bushing failure on the 1C Main Transformer caused 11,250 gallons of transformer oil containing concentrations of approximately 1 part per million of PCBs to be spilled into the gravel pit below the transformer (Parcel T-2). Residual materials were removed and disposed off-site.

o On June 18, 1986, 8000 gallons of transformer oil containing concentrations of approximately .5 parts per million of PCBs was spilled in Parcel T-2 as a result of a fire and subsequent rupture of the "C" Main Transformer (EPA reference #3HW22). The bulk of the spilled oil was captured in emergency containment tanks, but some material was discharged into the Conemaugh River. Oil booms were utilized to contain and remove free liquids and affected soils were excavated and disposed off-site.

o In April and October of 1991, spills of electro hydraulic control (EHC) fluid in the station basement area resulted in small amounts of the material reaching the active ash ponds. (Parcel H). EHC fluid is heavier than water and should have been integrated into the ponds' sludge materials that were subsequently disposed in the Stage II portion of the on-site ash disposal landfill (Parcel A).

o Fly ash and bottom ash which may contain hazardous substances were disposed of in impoundments, now closed. (Parcel J).

o In June of 1996, approximately 7300 gallons of Sodium Hypochlorite and 1000 gallons of Sodium Bromide were spilled in the vicinity of the Unit #1 Cooling Tower Bleach pump (Parcel K). Affected soils were removed and disposed of in the Stage II portion of the on-site ash disposal landfill.

o In August of 1999, approximately 20 gallons of Sodium Hypochlorite and 1000 gallons of Sodium Bromide were spilled in the vicinity near the # 2 cooling tower bleach tank (Parcel K). Liquid spilled materials were recovered and placed in the cooling tower system. Visually contaminated soils were excavated for off site disposal. Details of the spill were reported to the PADEP in a Notification of Reportable Release Form submitted on August 26, 1999.



                            Conemaugh Facility Lease
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

o In June of 2000, approximately 25 gallons of biocide were spilled in the vicinity of the # 1 cooling tower (Parcel K). Liquid spilled materials were recovered and placed in the cooling tower system. Visually contaminated soils were excavated for off site disposal. Details of the spill were reported to the PADEP in a Notification of Reportable Release Form submitted on June 5, 2000.

o In June of 2000, less than 50 gallons of Sodium Hypochlorite were spilled near the # 1 cooling tower bleach tank (Parcel K). Liquid spilled materials were recovered and placed in the cooling tower system. Details of the spill were reported to the PADEP in a Notification of Reportable Release Form submitted on July 6, 2000.

o Groundwater sampling in the area of the coal pile runoff ditch detected concentrations of metals and sulfates.

o Herbicides have been used to control the growth of vegetation across the site at various times including, but not limited to, the areas within the main fuel oil storage tanks' spill containment in the Main Oil Tank area and the substation area (Parcel T-Sub) and underneath the transmission lines.

The following environmental investigations have been conducted on the Facility
Site:

o "Final Addendum Phase I Environmental Site Assessment GPU Energy Conemaugh Coal-Fired Generating Station New Florence, Pennsylvania," performed by URS Greiner Woodward Clyde; November 12, 1999.

o "Phase I Environmental Site Assessment GPU Energy Conemaugh Coal-Fired Generating Station New Florence, Pennsylvania," performed by Woodward-Clyde International-Americas; April 6, 1998.

o "Phase II Investigations GPU Conemaugh Coal-Fired Generating Station New Florence, Pennsylvania," performed by Woodward-Clyde
         International-Americas, July 1998.

o "Update to Phase I Environmental Site Assessment Report (April 1998) and Report of Phase II Investigation (July 1998), Conemaugh Coal-Fired Generating Station", performed by URS Greiner Woodward Clyde, December 7, 1999.


                                    SECTION 1

                                   DEFINITIONS

         Unless the context hereof otherwise requires, capitalized terms used in this Facility Lease, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement dated as of August 24, 2000 among the Facility Lessee, the Owner Lessor, the Owner Participant, Wilmington Trust Company, in its individual capacity and as Lessor Manager, and Bankers Trust Company, in its individual capacity and as Lease Indenture Trustee and as Pass Through Trustee. The general



                            Conemaugh Facility Lease
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

provisions of Appendix A to the Participation Agreement shall apply to the terms used in this Facility Lease and specifically defined herein.

                                    SECTION 2

                         LEASE OF THE FACILITY INTEREST

         Section 2.1 Lease. Upon the terms and conditions set forth herein, the Owner Lessor hereby leases the Facility Interest to the Facility Lessee, and the Facility Lessee hereby leases the Facility Interest from the Owner Lessor for the Basic Lease Term and, subject to the Facility Lessee's exercise of the renewal option or options in Section 15, one or more Renewal Lease Terms. The Facility Lessee and the Owner Lessor understand and agree that this Facility Lease is subject to those encumbrances set forth in the Title Policy. The Facility Interest shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

                                    SECTION 3

                          FACILITY LEASE TERM AND RENT

         Section 3.1 [Intentionally Omitted].

         Section 3.2 Basic Lease Term. The basic lease term of this Facility Lease for the Facility Interest (the "Basic Lease Term") shall commence on the Closing Date and shall terminate at 11:59 p.m. (New York City time) on May 24, 2034 (the "Lease Expiration Date"), subject to earlier termination pursuant to
Section 10, 13, 14 or 17.

         Section 3.3 Rent.

                  (a) The Facility Lessee hereby agrees to pay to the Owner Lessor lease rent payable with respect to the Basic Lease Term ("Periodic Lease Rent") for the lease of the Facility Interest throughout the Basic Lease Term in installments payable on the dates and in the amounts as indicated on Schedule 1-A hereto (as adjusted in accordance with Section 3.5). All Periodic Lease Rent to be paid pursuant to this Section 3.3 shall be payable in the manner set forth in Section 3.6.

                  (b) The Periodic Lease Rent allocated to each period for the use by the Facility Lessee shall be an amount as set forth in Schedule 1-B hereof, as adjusted in accordance with Section 3.5 (the "Allocated Rent"). Notwithstanding that Periodic Lease Rent is payable in accordance with Section 3.3(a), the Allocated Rent calculated pursuant to this Section 3.3(b) shall represent and be the amount of Periodic Lease Rent for which the Facility Lessee becomes liable on account of the use of the Facility Interest for each calendar year included in whole or in part of the Lease Term.

                  (c) The allocation of Periodic Lease Rent to each Rent Payment Period as provided in Section 3.3(b) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation 1.467-1(c)(2)(ii) with the effect that the Owner Lessor and the Facility Lessee, on any federal income tax returns filed by them (or on any return on which their income



                            Conemaugh Facility Lease
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

is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period set forth on Schedule 1-B. The difference between the cumulative amount of Periodic Lease Rent paid by the Facility Lessee (as set forth in paragraph (a) of this Section 3.3) and the cumulative amount of Periodic Lease Rent allocated (as set forth in paragraph
(b) of this Section 3.3), shall be considered the amount of the "Section 467 Loan" as set forth on Schedule 1-C hereof. If the Section 467 Loan balance is positive, such amount ("Lessor Section 467 Loan Balance") represents a loan from the Facility Lessee to the Owner Lessor; if the Section 467 Loan Balance is negative, such amount ("Lessee Section 467 Loan Balance") represents a loan from the Owner Lessor to the Facility Lessee. If there shall be a Lessor Section 467 Loan Balance, the Owner Lessor shall deduct interest expense and the Facility Lessee shall accrue interest income in an amount equal to the amount set forth for such Rent Payment Period on Schedule 1-C ("Lessor Section 467 Interest"). If there shall be a Lessee Section 467 Loan Balance, the Owner Lessor shall accrue interest income and the Facility Lessor shall deduct interest expense in an amount equal to the amount set forth for such Rent Payment Period on Schedule 1-C ("Lessee Section 467 Interest"). In no event shall any principal or interest on any Section 467 Loan be separately payable; all Section 467 Loan principal and interest is already included as part of Periodic Lease Rent and Termination Value and is payable as a portion of the amounts set forth under the heading "Periodic Lease Rent" on Schedule 1-A or under the heading "Termination Value" on Schedule 2.

         Section 3.4 Supplemental Lease Rent. The Facility Lessee also agrees to pay to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Lease Rent (including any Make Whole Premium or Change of Control Premium, if any), promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Periodic Lease Rent. The Facility Lessee will also pay as Supplemental Lease Rent, to the extent permitted by Applicable Law, an amount equal to interest at the applicable Overdue Rate on any part of any payment of Periodic Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. The Facility Lessee also agrees to pay as Supplemental Lease Rent an amount equal to any amount of Make Whole Premium and Change of Control Premium required to be paid pursuant to the Lease Indenture or any Note. All Supplemental Lease Rent to be paid pursuant to this Section 3.4 shall be payable in the manner set forth in Section 3.6.

         Section 3.5 Adjustment of Lease Schedules.

                  (a) Periodic Lease Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest and Termination Value (collectively, the "Adjustment Items") shall be adjusted, either upward or downward, to reflect: (i) the effect of any refunding or refinancing of the Lease Debt and Notes (including without limitation, the principal amount, amortization and interest rates) issued pursuant to Section 2.12 of the Lease Indenture in connection with a refinancing of the Notes pursuant to Section 12.2 of the Participation Agreement; (ii) the financing of Modifications to



                            Conemaugh Facility Lease
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the Facility pursuant to Section 12.1 of the Participation Agreement (including without limitation the issuance of Additional Lessor Notes pursuant to Section
2.12 of the Lease Indenture in connection therewith) or (iii) the correction of any manifest error in the mathematical computation of the Adjustment Items.

                  (b) In the event the Registration Statement is not effective or the Exchange Offer has not been consummated within 270 days of the Initial Purchaser's request therefor (collectively, "Registration Delay"), the Owner Lessor and the Facility Lessee will institute an alternative rent schedule (the "Alternative Rent Schedule") to replace Schedules 1-A, 1-B and 1-C attached hereto and an alternative termination value schedule (the "Alternative Termination Value Schedule") to replace Schedule 2 attached hereto. The Alternative Rent Schedule will require amounts of Periodic Lease Rent during the Basic Lease Term ("Alternative Rent") to be paid that equal the sum of the Periodic Lease Rent that would have been paid absent a Registration Delay and an amount equal to the increased amounts paid pursuant to the Notes because of the Registration Delay ("Additional Amount"). The Alternative Termination Value Schedule will reflect the increase on any Termination Date of such Additional Amount. The Alternative Rent Schedule will allocate the Additional Amount over the Basic Lease Term in accordance with the rules of Section 467 of the Code then in effect and in a manner that preserves the Owner Participant's Expected Return. At the commencement of any Registration Delay, the Alternative Rent Schedule and Alternative Termination Value Schedule will be based on the assumption that the Additional Amount applies for the term of the Notes. In the event the Additional Amount terminates prior to the term of the Notes, such schedules will be revised to reflect the actual amounts of Additional Amount paid. It is the intent of the Owner Lessor and the Facility Lessee that the options set forth in this Section 3.5(b) constitute alternative rent schedules as contemplated under Treasury Regulation 1.467-1(h)(3)(v).

                  (c) Any adjustments pursuant to this Section 3.5 shall be calculated (i) first, to maintain the Owner Participant's Expected Return, and
(ii) second, at the option of the Facility Lessee, (A) to minimize the average annual Periodic Lease Rent over the Basic Lease Term for the Facility Lessee's GAAP accounting purposes, (B) to minimize to the extent possible, the net present value, discounted at the Discount Rate, compounded on a semi-annual basis to the date of the termination, of Periodic Lease Rent and/or (C) to maintain operating lease treatment for the Facility Lessee; provided that no such adjustment shall require the Owner Participant to record a loss as of the date such adjustment is made or shall change the Owner Participant's book earnings for the year in which such adjustment is made and each of the succeeding four years by more than plus or minus 5% without the consent of the Owner Participant.

                  (d) Anything herein or in any other Operative Document to the contrary notwithstanding, Periodic Lease Rent payable on any Rent Payment Date, whether or not adjusted in accordance with this Section 3.5, shall, in the aggregate, be in an amount at least sufficient to pay in full principal and interest payable on the Notes on such Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values (excluding the Equity Portion of Termination Value) payable on any date under this Facility Lease, whether or not adjusted in accordance with this Section 3.5, shall in the aggregate, together with all other Rent due and owing on such date, exclusive of any portion thereof that is an Excepted Payment, be in an amount at least sufficient to pay in full the



                            Conemaugh Facility Lease
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

principal of, premium (other than premium, if any, payable by the Owner Lessor pursuant to Section 14), if any, and accrued interest on the Notes payable on such date.

                  (e) Notwithstanding anything herein to the contrary, the Facility Lessee shall be permitted to defer the Equity Portion of Periodic Lease Rent and the Equity Portion of Termination Value (or the Equity Portion of a Qualifying Cash Bid) with respect to the Facility Interest by such amounts and to such dates as shall be permitted under Section 5.4 of the Tax Indemnity Agreement; provided, that if Termination Value should become due in connection with an exercise of remedies following a Lease Event of Default, any such deferred Rent shall become due and payable.

                  (f) Termination Value shall be adjusted to the extent required under Section 8 of the Tax Indemnity Agreement.

                  (g) Any adjustment pursuant to this Section 3.5 shall initially be computed by the Owner Participant or the Equity Investor using the same method of computation, Tax Assumptions and Pricing Assumptions originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Adjustment Items as of the Closing Date, and shall be subject to the verification procedure described in this
Section 3.5(g) and in compliance with Section 467 of the Code (as in effect at the date of such adjustment), but only to the extent the original transaction complied therewith. Once computed, the results of such computation shall promptly be delivered by the Owner Participant to the Facility Lessee. Within 30 days after the receipt of the results of any such adjustment, the Facility Lessee may request that a nationally recognized firm of accountants or lease advisors selected by the Owner Participant and reasonably satisfactory to the Facility Lessee (the "Verifier") verify, on a confidential basis, after consultation with the Owner Participant and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.5. The Owner Participant and the Facility Lessee hereby agree, subject to the execution by the Verifier of an appropriate confidentiality agreement, to provide the Verifier with all information and materials (other than the income tax returns or accounting records of the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary or the Owner Participant) as shall be necessary in connection therewith. Each of the Owner Participant, the Owner Lessor, the Equity Investor and the Facility Lessee shall have the right to communicate with the Verifier and submit supporting information and data. If the Verifier confirms that such adjustment is in accordance with this Section 3.5, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Participant and the Owner Lessor. If the Verifier concludes that such adjustment is not in accordance with this Section 3.5, and the adjustments to the Adjustment Items calculated by the Verifier are different from those calculated by the Owner Participant, then it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and the Verifier's calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Facility Lessee does not request verification of any adjustment within the period specified above, the computation provided by the Owner Participant shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee and consented to by the Owner Participant; provided, however, that any omission to



                            Conemaugh Facility Lease
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

execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Verifier in verifying an adjustment pursuant to this Section 3.5 shall be paid by the Facility Lessee; provided, however, that, in the event that such Verifier determines that the present value of Periodic Lease Rent to be made under this Facility Lease as calculated by the Owner Participant is greater than the present value of the correct Periodic Lease Rent as certified by the Verifier, in each case, discounted semi-annually at the Discount Rate, by more than seven basis points, then such expenses of the Verifier shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and matters of interpretation of this Facility Lease or any other Operative Document shall not be within the scope of the Verifier's responsibilities.

         Section 3.6 Manner of Payments. All Rent (whether Periodic Lease Rent, Renewal Lease Rent or Supplemental Lease Rent) shall be paid by the Facility Lessee in Dollars in immediately available funds to the recipient not later than 10:30 a.m. (New York City time) on the date due. All Rent payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor at its account at Wilmington Trust Company (ABA #031-100-092 Account No. 52441-0 Attention: Bill Hines), or to such other place as the Owner Lessor shall notify the Facility Lessee in writing; provided, however, that so long as the Lien of the Lease Indenture has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Lease Indenture shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Owner Lessor shall be paid by wire transfer directly to the Lease Indenture Trustee's Account or to such other place as the Lease Indenture Trustee shall notify the Facility Lessee in writing pursuant to the Lease Indenture. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

                                   SECTION 4

               DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

         Section 4.1 Disclaimer of Warranties.

                  (a) Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT THEREOF ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE FACILITY INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED



                            Conemaugh Facility Lease
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

HEREIN SUBJECT TO ALL APPLICABLE LAW NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR OR THE OWNER PARTICIPANT AND (v) THE OWNER LESSOR LEASES FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE FACILITY INTEREST UNDER THIS FACILITY LEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, OR MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date, the Facility Interest will be free of Owner Lessor's Liens. It is agreed that all such risks, as between the Owner Lessor and the Owner Participant on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions during the Facility Lease Term. Neither the Owner Lessor nor the Owner Participant shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility or any Component thereof or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component thereof. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor, express or implied, with respect to the Facility or any Components thereof or the Facility Interest that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.

                  (b) During the Facility Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility or any Component thereof, or the Facility Interest against any manufacturer, vendor or contractor, or



                            Conemaugh Facility Lease
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

under any express or implied warranties relating to the Facility or any Component thereof, or the Facility Interest.

         Section 4.2 Quiet Enjoyment. So long as no Lease Event of Default has occurred and is continuing, the Facility Lessee's quiet enjoyment of the Facility Interest will not be disturbed by the Owner Lessor or any party acting by, through or under the Owner Lessor. Without limiting any right or remedies under the Owners Agreement, the right of the Other Facility Owners of the Facility to quiet enjoyment, if any, will not be disturbed by the Owner Lessor or any party acting by, through or under the Owner Lessor.

                                    SECTION 5

                           RETURN OF FACILITY INTEREST

         Section 5.1 Return. Upon expiration or termination of this Facility Lease (other than a termination pursuant to Section 10 or, if the Facility Interest is being transferred to the Facility Lessee, Sections 13 or 14), the Facility Lessee, at its own expense, shall return the Facility Interest (together with an undivided interest equal to the Owner Lessor's Percentage in all Modifications to the Facility which shall have vested in the Owner Lessor pursuant to the first sentence of Section 8.3) to the Owner Lessor or any permitted transferee or assignee of the Owner Lessor by surrendering the Facility Interest into the possession of the Owner Lessor or such transferee or assignee at the location of the Facility on the Facility Site. In connection with such return, the Facility Lessee shall (a) assign, to the extent permitted by Applicable Law and not already assigned to the Owner Lessor, a corresponding undivided interest equal to the Owner Lessor's Percentage in, and shall cooperate with all reasonable requests of the Owner Participant, the Owner Lessor or a permitted transferee or assignee of either of such parties for purposes of obtaining, or enabling the Owner Participant, the Owner Lessor or such transferees or assignees to obtain, any and all material Governmental Approvals and licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Owner Participant, the Owner Lessor or such transferee or assignee in connection with the use, operation or maintenance of the Facility Interest on or after such return in compliance with the Owners Agreement, agreements and contracts permitted by Section 5.21 of the Participation Agreement and Applicable Law including, without limitation, any fuel supply, interconnection, power purchase or other agreements with respect to the Facility Interest; and (b) provide the Owner Lessor or a permitted transferee or assignee of the Owner Lessor copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of the Facility, as shall be in the Facility Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of the Facility. Upon such return, the right to use the Facility Interest granted hereunder for the benefit of the Facility Lessee shall cease and terminate.

         Section 5.2 Condition Upon Return. At the time of a return of the Facility Interest by the Facility Lessee pursuant to Section 5.1 (other than a return pursuant to Section 13 or 14), the following conditions shall be complied with, all at the Facility Lessee's sole cost and expense:



                            Conemaugh Facility Lease
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

                  (a) the Facility will be in at least as good condition as if it had been maintained, repaired and operated during the Facility Lease Term in compliance with the provisions of this Facility Lease (including, without limitation, the provisions of Section 7), ordinary wear and tear excepted, and there shall be no deferred maintenance in respect of the Facility;

                  (b) the Facility Interest shall be free and clear of all Liens other than Permitted Liens set forth in clauses (ii), (iii), (iv), (vi), (viii) and (ix) of the definition thereof; provided, however, that nothing in this
Section 5.2(b) shall limit the obligations of the Facility Lessee under Section
10.1 of the Participation Agreement;

                  (c) the Facility shall have at least the capability and functional ability, as certified by an independent professional engineer selected pursuant to the Independent Engineer Selection Procedure, to generate electricity, on a continuous basis in normal commercial operating conditions, substantially at the ratings for which it was designed after taking into account all Modifications to the Facility made in accordance with this Facility Lease (ordinary wear and tear excepted);

                  (d) the Facility shall be in material compliance with all requirements of manufacturers required for the maintenance in full force and effect of any material warranty then in effect with respect to the Facility;

                  (e) no Component of the Facility shall be a temporary Component and any replacement Component of the Facility shall satisfy the standards of Section 7.2; and

                  (f) the Facility Lessee, at the request of the Owner Lessor, shall sell pursuant to Section 8.3 (subject to all existing encumbrances) to the Owner Lessor (or its designee or transferee) all Optional Modifications which are Severable Modifications or an undivided interest in such Optional Modifications which are Severable Modifications made to the Facility which are owned by the Facility Lessee (other than Severable Modifications referred to in the first sentence of Section 8.3).

                  In addition to the foregoing conditions, the Facility Lessee, or an Affiliate thereof, shall enter into an agreement or other arrangements reasonably acceptable to the Owner Lessor, which arrangements, however, shall not be a condition precedent to the return of the Facility Interest (the "Support Arrangements") to provide the Owner Lessor with the Support Services; provided, that the Facility Lessee shall be bound to provide Support Services only to the extent the Facility Lessee or any domestic, unregulated Affiliate thereof is capable of providing such services and is either in the business of providing such Support Services to others or performing such Support Services on its own behalf, and only to the extent that such services cannot reasonably and timely be obtained by the Owner Lessor or its Affiliates from third parties. Support Arrangements shall provide for the provision of Support Services during and after the expiration of this Facility Lease, and will provide for fair market value compensation from time to time to be paid to the Facility Lessee, or an Affiliate thereof, for the performance of such Support Services, periodically in advance on no less than on an annual basis, for such rights and the performance of other services and all such arrangements shall terminate upon expiration or early termination of the Site Lease Term or at the Owner Lessor's option. Within 180 days after



                            Conemaugh Facility Lease
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

the expiration or termination of this Facility Lease, the Owner Lessor shall notify the Facility Lessee of the material elements of the Support Services that the Owner Lessor desires the Facility Lessee, or its Affiliate, to continue to perform. Following such notice, the Facility Lessee and the Owner Lessor shall negotiate in good faith the terms of the fair market value, performance standards, compensation and other terms of such specified Support Services, including the circumstances under which the Facility Lessee and its Affiliates shall be released of any further obligation to provide such Support Services, and enter into contracts for the performance of the Support Services upon any such negotiated terms. Other than the Support Services covered by such contracts, the Facility Lessee will have no further obligation to provide Support Services.

         Section 5.3 Environmental Reports. In connection with the return of the Facility Interest pursuant to Section 5.2, the Facility Lessee shall, at its own expense, provide the Owner Lessor and the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee (a) not later than 180 days prior to the later of the Expiration Date or the last day of the last Renewal Lease Term elected by the Facility Lessee, or (b) in connection with any return pursuant to Section 17, as promptly as possible after a request therefor by the Owner Lessor, the Owner Participant or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, a phase I environmental survey, which shall be expanded to a phase II environmental survey if, as a result of the phase I survey, facts are revealed that would reasonably necessitate a phase II survey, prepared by a reputable environmental consulting firm (selected by the Facility Lessee and reasonably acceptable to the Owner Participant) as to the environmental condition of the Facility and the Facility Site and the compliance or non-compliance with applicable Environmental Laws and the presence or absence of Environmental Conditions, in form and scope reasonably satisfactory to the Owner Participant. The provisions of such surveys shall not relieve the Facility Lessee of liability with respect to Environmental Conditions, known or unknown, in respect of the Facility Interest or the Facility Site and the Facility Lessee will take any and all actions necessary to ensure that the Facility Interest and the Facility Site comply with all such Environmental Laws. If such survey shall indicate that the Facility Interest or the Facility Site is not then in compliance with then applicable Environmental Laws, the Facility Lessee shall, within 90 days of the Owner Lessor having received such survey, provide the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, with a remediation or compliance plan designed to ensure that the Facility Interest and the Facility Site will be brought into compliance with applicable Environmental Laws and all material Environmental Conditions recommended for correction in such survey will be corrected as promptly as is reasonably practical and without materially adversely affecting the continued operation of such Facility. The Facility Lessee shall at its expense perform such cleanup or remediation and achieve compliance as soon as reasonably practicable. The obligations of the Facility Lessee set forth in this Section
5.3 shall survive the termination of this Facility Lease and the expiration of the Facility Lease Term.



                            Conemaugh Facility Lease
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

                                    SECTION 6

                                      LIENS

         The Facility Lessee covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Facility Interest, the Facility Site or any Component, or any interest therein or in, to or on its interest in this Facility Lease or its interest in any other Operative Document, except Permitted Liens, and the Facility Lessee shall promptly notify the Owner Lessor of the imposition of any such Lien of which the Facility Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any Lien. The Facility Lessee shall defend the Owner Lessor from and against all claims to the Owner Lessor's title to the Facility Interest or any portion thereof (except for Owner Lessor's Liens, Owner Participant's Liens and Permitted Encumbrances).

                                    SECTION 7

                     MAINTENANCE; REPLACEMENTS OF COMPONENTS

         Section 7.1 Maintenance. The Facility Lessee, at its own cost and expense, will exercise all rights, powers, elections and options available to it or any of its Affiliates under the Owners Agreement to (a) cause the Facility to be maintained in good condition, repair and working order, ordinary wear and tear excepted, and in any event, in all material respects (i) in accordance with Prudent Industry Practice, (ii) in compliance with all Applicable Law, including without limitation all Environmental Laws and safety laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect or involve any (1) danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility, the Facility Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (2) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee, and (iii) in accordance with the terms of all insurance policies required to be maintained pursuant to Section 11, and (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Facility Lessee may be necessary so that the Facility Interest may be operated in accordance with the Operative Documents, provided, however, that such obligation hereunder shall be limited to the exercise of all rights, powers, elections and options available to the Facility Lessee or any of its Affiliates under the Owners Agreement.

         Section 7.2 Replacement of Components. In the ordinary course of maintenance, service, repair or testing of the Facility or any Component, the Facility Lessee or the Operator, at its own cost and expense, may remove or cause or permit to be removed from the Facility any Component; provided, however, that the Facility Lessee shall exercise all rights, powers, elections and options available to it or any of its Affiliates under the Owners Agreement to (a) cause such Component to be replaced by a replacement Component which shall be free and



                            Conemaugh Facility Lease
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

clear of all Liens (except Permitted Liens) and in as good operating condition as the Component replaced, assuming that the Component replaced was maintained in accordance with this Facility Lease, and assuming the Facility shall then be in the condition required to have been maintained by the terms of this Facility Lease (each such replacement Component being herein referred to as a "Replacement Component") and (b) cause such replacement to be performed in a manner which does not diminish the current or residual value, remaining useful life or utility of the Facility by more than a de minimis amount below the then current or residual value, the remaining useful life or the utility thereof immediately prior to such replacement or cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647; provided, further, that the Facility Lessee's obligations hereunder shall be limited to its exercise of all rights, powers, elections and options available to it or any of its Affiliates under the Owners Agreement. An undivided interest equal to the Owner Lessor's Percentage in each Component of the Facility which is subject to this Facility Lease, at any time removed from the Facility, shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Owner Lessor and with no adjustment to the Purchase Price or Periodic Lease Rent or Allocated Rent), (i) the replaced Component shall no longer be subject to this Facility Lease, (ii) title to the Owner Lessor's undivided interest equal to the Owner Lessor's Percentage in the removed Component (to the extent part of the Facility Interest) shall thereupon vest in the Facility Lessee or such other Person as shall be designated by the Facility Lessee, free and clear of all rights of the Owner Lessor and the Lease Indenture Trustee, and (iii) title to an undivided interest equal to the Owner Lessor's Percentage in the Replacement Component shall thereupon vest with the Owner Lessor and such undivided interest shall (x) become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture, and (y) be deemed a part of the Facility and the Facility Interest for all purposes of this Facility Lease. Notwithstanding anything in this Section 7.2 or elsewhere in this Facility Lease to the contrary, but subject to the Owners Agreement, if the Facility Lessee has determined that a Component is surplus or obsolete, it shall have the right to remove such Component without replacing it; provided, that no such Component may be so removed without being replaced if such removal would diminish the current or residual value, remaining useful life or utility of the Facility or the Facility Interest by more than a de minimis amount below the current or residual value, the remaining useful life or the utility thereof immediately prior to such removal, assuming the Facility Interest shall then be in the condition required to have been maintained by the terms of this Facility Lease or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

         Section 7.3 Environmental Matters. The Facility Lessee will, at its own expense, exercise all rights, powers, elections and options available to it or any of its Affiliates under the Owners Agreement to:

                  (a) comply with all Environmental Laws applicable to the Facility or the Facility Site, except for those the failure to comply with could not reasonably be expected to have a Material Adverse Effect or involve any (1) danger of foreclosure, sale, forfeiture or loss



                            Conemaugh Facility Lease
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

of, or imposition of a lien on, the Facility, the Facility Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee, and as between the Owner Lessor and the Facility Lessee, the Facility Lessee shall have the sole responsibility for any and all costs and expenses associated with such compliance;

                  (b) obtain, comply and maintain all necessary Governmental Approvals required under any applicable Environmental Law, in connection with the use, operation and maintenance of the Facility and the Facility Site except for those the failure to comply with could not reasonably be expected to have a Material Adverse Effect or involve any (1) danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility, the Facility Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (2) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee;

                  (c) conduct and complete, at no cost and expense to the Owner Participant or the Owner Lessor, any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remedial, corrective, mitigation, response or other action necessary or advisable to abate, correct, remove and clean up the Facility or the Facility Site, to the extent required by and in compliance with applicable Environmental Laws, except for those the failure to comply with could not reasonably be expected to have a Material Adverse Effect or involve any (1) danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility, the Facility Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (2) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee; and

                  (d) as soon as possible and in any event within fifteen Business Days of the Facility Lessee obtaining Actual Knowledge thereof, provide the Owner Lessor with written notice of, and copies of all written communications relating to, any pending or threatened material claim arising from a violation of or liability under any Environmental Law involving the Facility or the Facility Site that could be expected to have a Material Adverse Effect or involve



                            Conemaugh Facility Lease
any (1) danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility, the Facility Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee or the Pass Through Trustee. To the extent possible, all such notices shall describe in reasonable detail the nature of the claim, and the Facility Lessee's plans for responding to such claim.

                                    SECTION 8

                                  MODIFICATIONS

         Section 8.1 Required Modifications. The Facility Lessee, at its own cost and expense, shall exercise all rights, powers, elections and options available to it or any of its Affiliates under the Owners Agreement to make or cause or permit to be made all Modifications to the Facility as they relate to the Facility Interest as are required by Applicable Law (each, a "Required Modification"); provided, however, that the Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Applicable Laws in any reasonable manner which does not involve any (i) danger of foreclosure, sale, forfeiture or loss of any part of the Facility Interest or the impairment of the use, operation or maintenance of the Facility in any material respect, (ii) any risk of criminal liability asserted against the Owner Lessor, the Owner Participant, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Equity Investor or any of their respective Affiliates, or (iii) material risk of the occurrence of any material adverse effect being incurred by the Owner Participant, the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor, the Lease Indenture Trustee or the Pass Through Trustee including, without limitation, subjecting any such Person to regulation as a public utility under Applicable Law; provided further, that no such contest may extend beyond the expiration or earlier termination of this Facility Lease.

         Section 8.2 Optional Modifications. The Facility Lessee at any time may, at its own cost and expense, subject to the Owners Agreement, make or cause or permit to be made any Modification to the Facility as the Facility Lessee considers desirable in the proper conduct of its business (any such non-Required Modification being referred to as an "Optional Modification"); provided that the Facility Lessee shall exercise all rights, powers, elections and options available to it or any of its Affiliates under the Owners Agreement to prevent any Optional Modification from being made to the Facility that would diminish by more than a de minimis amount the current or residual value, remaining useful life or utility of the Facility below the current or residual value, remaining useful life or utility of the Facility immediately prior to such Optional Modification assuming the Facility was then in the condition required to be maintained by the terms of this Facility Lease, or cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.



                            Conemaugh Facility Lease

         Section 8.3 Title to Modifications. Title to an undivided interest equal to the Owner Lessor's Percentage in (a) all Required Modifications, (b) all Nonseverable Modifications and (c) all Modifications financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 12.1 of the Participation Agreement shall (at no cost to the Owner Lessor and with no adjustment to the Purchase Price or, except as provided herein, Periodic Lease Rent, Renewal Lease Rent or Allocated Rent) immediately vest in the Owner Lessor, and such undivided interest shall immediately (i) become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture, and (ii) be deemed part of the Facility Interest for all purposes of this Facility Lease. The Facility Lessee, at its own cost and expense, shall take such steps as the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee may reasonably require from time to time to confirm that title in such undivided interest has vested in the Owner Lessor and that such undivided interest is subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture. No interest in any Optional Modification which is a Severable Modification (other than Severable Modifications which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 12.1 of the Participation Agreement) shall vest in the Owner Lessor or become subject to this Facility Lease or the Lien of the Lease Indenture; provided, however, that if the Facility Lessee shall, at its cost and expense, cause such Optional Modifications which are Severable Modifications to be made to the Facility, the Owner Lessor shall have the right, immediately prior to the return of the Facility Interest to the Owner Lessor hereunder, to purchase an undivided interest equal to the Owner Lessor's Percentage in any such Optional Modifications which are Severable Modifications. The purchase price for such undivided interest shall be the then Fair Market Sales Value of such undivided interest. If the Owner Lessor does not elect to purchase such Optional Modifications which are Severable Modifications, the Facility Lessee may, to the extent permitted by the Owners Agreement, remove such Modifications at the end of the Facility Lease Term and the Facility Lessee shall repair any damage to the Facility and the Facility Site caused by such removal, all at the Facility Lessee's cost and expense; provided, however, that such removal shall not (i) diminish the value, remaining useful life or utility of the Facility by more than a de minimis amount assuming the Facility would have been at the time of removal in the condition required to be maintained by the terms of this Facility Lease, or (ii) cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B.
647. If the Facility Lessee shall have failed to remove any Optional Modifications which are Severable Modifications as above provided prior to the return of the Facility Interest to the Owner Lessor hereunder, title to an undivided interest equal to the Owner Lessor's Percentage in such Modifications shall (at no cost to the Owner Lessor) vest in the Owner Lessor.

                                    SECTION 9

                                    NET LEASE

         This Facility Lease is a "net lease" and the Facility Lessee's obligation to make all Rent payments payable hereunder or other payments under the Operative Documents (and all amounts, including Termination Value, following termination of this Facility Lease) shall be absolute and unconditional under any and all circumstances, and shall not be terminated,



                            Conemaugh Facility Lease
extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Owner Participant, the Equity Subsidiary, the Equity Investor, the Pass Through Trustee, the Lease Indenture Trustee or any other Person, including any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component thereof, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Facility Site, any Component thereof, any other portion of the Facility Interest, or any part thereof, (iii) any loss or destruction of, or damage to, the Facility or any Component thereof or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility Site, the Facility, any Component thereof, or any other portion of the Facility Interest by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component thereof for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility Site, the Facility, any Component thereof, any other portion of the Facility Interest or any part thereof, or (xii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that all Rent (and all amounts, including Termination Value, following termination of this Facility Lease) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Rent (and all amounts, including Termination Value, following termination of this Facility Lease) shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Facility Interest except in accordance with Sections 10, 13, 14 or 15. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to the Owner Lessor an amount equal to each installment of Periodic Lease Rent, Renewal Lease Rent and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Facility Lessee to



                            Conemaugh Facility Lease
make any claim it might have against the Owner Lessor or any other Person or to pursue such claim in such manner as the Facility Lessee shall deem appropriate.

                                   SECTION 10

                                 EVENTS OF LOSS

         Section 10.1 Occurrence of Events of Loss. The Owner Participant or the Owner Lessor will promptly notify the Facility Lessee of any event of which it is aware that, upon election of the Owner Participant, would result in a Regulatory Event of Loss; provided, however, that the failure to provide such notice shall not result in any liability with respect to the Owner Participant or the Owner Lessor and shall not in any way relieve the Facility Lessee of any of its obligations under this Facility Lease, including the obligations under this Section 10. If an Event of Loss described in clauses (a) or (b) of the definition of Event of Loss shall occur, then no later than nine months following such occurrence the Facility Lessee shall notify the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee in writing of its election to either (a) rebuild or replace the Facility in accordance with the Operative Documents and the Owners Agreement so that the Facility shall have a current and residual value, remaining useful life and utility at least equal to that of the Facility prior to such Event of Loss, assuming the Facility was in the condition and repair required to be maintained by this Facility Lease or (b) terminate this Facility Lease with respect to the Facility Interest and purchase the Facility Interest from the Owner Lessor by paying to the Owner Lessor an amount equal to the applicable Termination Value and paying to the parties entitled thereto all other amounts payable pursuant to
Section 10.2. The Facility Lessee may elect the option provided in clause (b) of the preceding sentence regardless of whether the Facility is to be rebuilt or replaced. If the Facility Lessee fails to make an election as provided above, an Event of Loss shall be deemed to occur as of the end of the nine month period referred to in the second sentence of this Section 10.1 and the Facility Lessee will be deemed to have made the election to terminate this Facility Lease with respect to the Facility Interest and purchase the Facility Interest from the Owner Lessor by paying to the Owner Lessor an amount equal to the applicable Termination Value and paying to the parties entitled thereto all other amounts payable pursuant to Section 10.2.

         Section 10.2 Payment of Termination Value; Termination of Periodic Lease Rent.

                  (a) If any of (x) an Event of Loss described in clause (a) or
(b) of the definition of Event of Loss shall have occurred and the Facility Lessee shall elect not to rebuild or replace the Facility pursuant to Section 10.1(a), (y) an Event of Loss shall be deemed to occur pursuant to the last sentence of Section 10.1, or (z) an Event of Loss described in clause (c) or (d) of the definition of Event of Loss shall occur, then, in the case of clause (x), on the next Termination Date after the Facility Lessee's notice of its election referred to in the second sentence of Section 10.1, in the case of clause (y), on the next Termination Date, after the occurrence of a deemed Event of Loss pursuant to the last sentence of Section 10.1 or, in the case of clause (z), on the next Termination Date occurring at least three months after the occurrence of such Event of Loss or, if earlier, at least one month after receipt of insurance proceeds in respect of such Event of Loss the Facility Lessee shall pay to the Owner Lessor (A) the



                            Conemaugh Facility Lease

Termination Value determined as of the relevant Termination Date, plus (B) all amounts of Supplemental Lease Rent (including all documented out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary and the Pass Through Trustee, and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to
Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable or unpaid or accrued on or prior to such Termination Date, plus (C) any unpaid Periodic Lease Rent due before (but not on) such Termination Date. On the date the Facility Lessee is required to pay Termination Value pursuant to this Section 10.2, the balance of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes.

                  (b) Concurrently with the payment of all sums required to be paid pursuant to this Section 10.2, (i) Periodic Lease Rent or Renewal Lease Rent, as applicable, shall cease to accrue, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 shall terminate, (iii) the Facility Lessee shall cease to have any other liability to the Owner Lessor, the Owner Participant and its Affiliates with respect to the Facility Interest except for Supplemental Lease Rent and other obligations (including those under Sections 10.1 and 10.2 of the Participation Agreement and under the Tax Indemnity Agreement) surviving pursuant to the express provisions of any Operative Document, (iv) the Owner Lessor shall pay the outstanding principal and accrued interest on the Notes (excluding any Make Whole Premium, if any, due and payable) pursuant to Section 2.10(a) of the Lease Indenture, (v) this Facility Lease shall terminate, (vi) the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the Facility Lessee, on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens; and (vii) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee.

                  (c) Notwithstanding the foregoing provisions of paragraphs (a) and (b) of this Section 10.2, in the case of a Regulatory Event of Loss, if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Notes as permitted by and in accordance with Section 2.10(b) of the Lease Indenture, (ii) all other conditions contained in Section 2.10(b) of the Lease Indenture shall have been satisfied, and (iii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, then, the obligation of the Facility Lessee to pay Termination Value with respect to the Facility Interest shall be reduced by the outstanding principal amount and accrued interest of the Notes so assumed by the Facility Lessee, and the Owner Lessor shall have no obligation to prepay the outstanding principal and accrued interest on the Notes. On the date the Facility Lessee is required to pay such amount pursuant to this Section 10.2(c), the balance of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes.



                            Conemaugh Facility Lease

                  (d) Any payments received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (c) of the definition of Event of Loss or from insurance proceeds as a result of the occurrence of an Event of Loss described in clause (a) or (b) of the definition of Event of Loss shall be applied as follows:

                  (i) all such payments received at any time by the Facility Lessee shall be promptly paid to the Owner Lessor or if the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee, for application pursuant to the following provisions of this Section 10.2, except that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (other than Lease Events of Default arising as a result of such Event of Loss), the Facility Lessee may retain any amounts that the Owner Lessor would at the time be obligated to pay to the Facility Lessee as reimbursement under the provisions of paragraph (ii) below;

                  (ii) so much of such payments as shall not exceed the amount required to be paid by the Facility Lessee pursuant to paragraph (a) of this Section 10.2 shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall, so long as no Significant Lease Default or Lease Event of Default (other than Lease Events of Default arising as a result of such Event of Loss) shall have occurred and be continuing, be applied to reimburse the Facility Lessee for its payment of such amount; and

                  (iii) the balance, if any, of such payments remaining thereafter shall be apportioned between the Owner Lessor and the Facility Lessee as their respective interests may appear.

         Notwithstanding the foregoing, if the Facility Lessee shall have elected to rebuild or replace the Facility pursuant to Section 10.1(a), any insurance proceeds received by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee as a result of the occurrence of an Event of Loss described in clause (a) or (b) of the definition of Event of Loss shall be applied as provided in Section 11.7.

         Section 10.3 Rebuild or Replace. The Facility Lessee's right to rebuild or replace any Facility pursuant to clause (a) of Section 10.1 shall be subject to the fulfillment, at the Facility Lessee's sole cost and expense, in addition to the conditions contained in said clause (a), of the following conditions:

                  (a) no Lease Event of Default shall have occurred and be continuing;

                  (b) on the date the Facility Lessee shall give notice pursuant to Section 10.1(a) of its election to rebuild or replace the Facility in accordance with this Section 10.3, either (i) the Owner Participant shall have received an opinion reasonably satisfactory to it from Skadden, Arps, Slate, Meagher & Flom (Illinois) or its affiliates, or from a nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to the Facility Lessee, to the effect that such rebuilding would not result in any unindemnified tax consequences (determined based on the indemnification provisions contained in the Operative



                            Conemaugh Facility Lease

Documents) to the Owner Participant, (ii) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating, or (iii) any other indemnity arrangements against such risk satisfactory to the Owner Participant;

                  (c) on the date the Facility Lessee shall give notice pursuant to Section 10.1(a) of its election to rebuild or replace the Facility in accordance with this Section 10.3, the Facility Lessee shall deliver to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee (i) a report of the Engineering Consultant, or such other independent engineer reasonably satisfactory to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, to the effect that the rebuilding or replacement of the Facility is technologically feasible and economically viable and that such rebuilding or replacement can be completed by a date that is 36 months prior to the end of the Basic Lease Term or 12 months prior to the expiration of any Renewal Lease Term then in effect or which has been elected by the Facility Lessee, and (ii) an appraisal of an Independent Appraiser reasonably acceptable to the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to the effect that the Facility will, after completion of rebuilding or replacement, have at least the same value, residual value, utility and useful life as the Facility immediately prior to the Event of Loss, assuming the Facility was then in the condition required to have been maintained by the terms of this Facility Lease and such rebuilding or replacement will not result in the Facility being "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647;

                  (d) on the date the Facility Lessee shall give notice pursuant to Section 10.1(a) of its election to rebuild or replace the Facility in accordance with this Section 10.3, the Facility Lessee shall demonstrate to the reasonable satisfaction of the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, that it will have adequate financial resources, from insurance proceeds or otherwise, to complete such rebuilding or replacement;

                  (e) on the date the Facility Lessee shall give notice pursuant to Section 10.1(a) of its election to rebuild or replace the Facility in accordance with this Section 10.3, the Facility Lessee shall deliver an Officer's Certificate of the Facility Lessee to the effect that it reasonably believes that it will have sufficient funds available to continue to pay Periodic Lease Rent or Renewal Lease Rent, as the case may be, while the Facility is being rebuilt;

                  (f) the Facility Lessee shall cause the rebuilding or replacement of the Facility to commence as soon as practicable after notifying the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee pursuant to Section 10.1(a), of its election to rebuild or replace the Facility, and in all events within 24 months of the occurrence of the event that caused such Event of Loss and will cause work on such rebuilding or replacement to proceed diligently thereafter. As the rebuilding or replacement of the Facility progresses, title to an undivided interest equal to the Owner Lessor's Percentage in the rebuilt or replacement Facility shall vest in



                            Conemaugh Facility Lease
the Owner Lessor and such undivided interest shall become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture and be deemed a part of the Facility Interest for all purposes of this Facility Lease, automatically and without any further act by any Person; and

                  (g) on the date of the completion of such rebuilding or replacement of the Facility (the "Rebuilding Closing Date"), the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee: (i) supplements to this Facility Lease subjecting an undivided interest equal to the Owner Lessor's Percentage in the rebuilt or replacement Facility to this Facility Lease (with no change in Purchase Price or the Periodic Lease Rent or Allocated Rent or Renewal Lease Rent as a result of such rebuilding or replacement), (ii) so long as the Lien of the Lease Indenture shall not have been terminated or discharged, supplements to the Lease Indenture subjecting such undivided interests in the rebuilt or replacement facilities to the Lien of the Lease Indenture, (iii) such recordings and filings as may be reasonably requested by the Owner Participant and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to be made or filed, (iv) an opinion of counsel of the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to the effect that (A) the supplements to this Facility Lease required by clause (i) above constitute effective instruments for subjecting such undivided interests in the rebuilt or replacement facilities to this Facility Lease, (B) the supplements to the Lease Indenture required by clause (ii) above, if any, constitute effective instruments for subjecting such undivided interests in the rebuilt or replacement facilities to the Lien of the Lease Indenture, and (C) all filings and other action necessary to perfect and protect the Owner Lessor's and, if applicable, the Lease Indenture Trustee's interest in such undivided interests in the rebuilt or replacement facilities have been accomplished, (v) an appraisal by an Independent Appraiser, certifying that the Facility as so rebuilt or replaced has a current and residual value, remaining useful life and utility at least equal to the current and residual value, remaining useful life and utility of the Facility immediately prior to the Event of Loss giving rise to such repair or replacement (assuming the Facility was in the condition and repair required to be maintained by the terms of this Facility Lease and such rebuilding or replacement has not resulted in the Facility being "limited use" property within the meaning of Rev. Proc. 75-28, 1975 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647), (vi) a report by an independent engineer certifying that such Facility as so rebuilt or replaced is in a state of repair and condition required by this Facility Lease, (vii) an Officer's Certificate of the Facility Lessee certifying as to compliance with this Section 10.3 and that no Event of Default shall have occurred and be continuing as a result of the rebuild or replacement, and (viii) satisfactory evidence as to the compliance with Section 11 of this Facility Lease with respect to the Facility, as so rebuilt or replaced.

         Whether or not the transactions contemplated by this Section 10.3 are consummated, the Facility Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Owner Lessor, the Owner



                            Conemaugh Facility Lease

Participant, the Equity Investor, the Lease Indenture Trustee and the Pass Through Trustee in connection with the transactions contemplated by this Section 10.3.

         Section 10.4 Application of Payments Not Relating to an Event of Loss.

                  (a) In the event that during the Facility Lease Term title to, or the use of all or any portion of, the Facility Interest is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Periodic Lease Rent or Renewal Lease Rent with respect to the Facility Interest shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession. Any amount referred to in this Section 10.4(a) which is payable to the Facility Lessee shall not be paid to the Facility Lessee, or if it has been previously paid directly to the Facility Lessee, shall not be retained by the Facility Lessee, if at the time of such payment a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee as security for the obligations of the Facility Lessee under this Facility Lease, and at such time as there shall not be continuing any such Significant Lease Default or Lease Event of Default, such amount shall be paid to the Facility Lessee.

                  (b) Any insurance proceeds with respect to the Facility Interest received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee under any of the insurance policies required to be maintained by the Facility Lessee under Section 11 as a result of any damage to the Facility or any part thereof which does not constitute an Event of Loss shall be applied as follows: (i) in accordance with Section 11.7; and (ii) the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Facility Lessee.

                                   SECTION 11

                                    INSURANCE

         Section 11.1 Property Insurance. Subject to Section 11.6, the Facility Lessee will maintain (or cause to be maintained) all risk property insurance customarily carried by prudent operators of coal-fired electric generating facilities of comparable size and risk of the Facility, and against loss or damage from such causes as are customarily insured against, which includes coverage for boiler and machinery coverage to cover mechanical breakdown and business interruption and, in any case, subject to availability on commercially reasonable terms, in an amount equal to the Facility Lessee's portion of the Maximum Probable Loss of the Facility (as adjusted pursuant to Section 11.3(e)), subject to a deductible, as respects the Facility Lessee's interest, not to exceed $2,500,000 per occurrence for property damage, except $5,000,000 per occurrence in respect of boiler and machinery coverage and a 60-day waiting period for business interruption or such other higher amounts customarily maintained by prudent operators of coal-fired electric generating facilities of comparable size and risk of the Facility.



                            Conemaugh Facility Lease

         Section 11.2 Liability Insurance. Subject to Section 11.6, the Facility Lessee will maintain (or cause to be maintained) commercial general liability insurance, including contractual liability coverage and sudden and accidental pollution liability coverage, and commercial automobile liability insurance, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Facility Site, with limits of not less than $50,000,000 per occurrence and in the annual aggregate scaled proportionately to the Facility Lessee's interest with a deductible not to exceed $2,500,000 per occurrence as respects the Facility Lessee's interest or such other higher amount customarily maintained by prudent operators of coal-fired electric generating facilities of comparable size and risk of the Facility. The Facility Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Facility; provided that the Facility Lessee may not (except as permitted by Section 11.6 below) increase deductibles above or decrease coverage or limits below the requirements set forth herein without the written consent of the Owner Lessor, which such consent shall not be unreasonably withheld. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy.

         Section 11.3 Provisions with Respect to Insurance.

                  (a) In respect of the insurance required to be maintained or caused to be maintained by the Facility Lessee under this Section 11, the Facility Lessee will, or will use reasonable efforts in respect of insurance that it does not directly effect, but for which it has benefit, subject to
Section 11.6 below, (i) place the insurance maintained pursuant to this Section
11.3 with companies having an A.M. Best rating of at least "A-" or, if not so rated, of comparable financial strength, (ii) except in the case of any insurance issued pursuant to Section 11.1, name the Owner Lessor, the Lessor Manager (both in its individual capacity and as manager), the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Lease Indenture Trustee and the Pass Through Trustee as additional insureds, as their interests may appear, (iii) in the case of insurance issued pursuant to Section 11.1, name the Owner Lessor, the Lessor Manager (both in its individual capacity and as manager), the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Lease Indenture Trustee and the Pass Through Trustee as additional named insured and/or loss payees, as appropriate, (iv) cause the insurance companies to agree to waive all claims for premiums from, and all subrogation rights against, the Owner Lessor, the Lessor Manager, the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Lease Indenture Trustee and the Pass Through Trustee, and
(v) cause such insurance to be primary without right of contribution of any other insurance carried by or on behalf of the Owner Lessor, the Owner Participant, the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Lease Indenture Trustee and the Pass Through Trustee with respect to their respective interests in the Facility and the Facility Site.

                  (b) The Facility Lessee will, subject to Section 11.6 below, use its reasonable efforts to provide that the respective interests of the Owner Lessor, the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor, the Lease



                            Conemaugh Facility Lease

Indenture Trustee and the Pass Through Trustee shall not be invalidated by any act or neglect of the Facility Lessee, or any breach or violation by the Facility Lessee of any warranties, declarations or conditions contained in the property insurance policies or by the use of the Facility for purposes more hazardous than permitted by such policies. Additionally, the Facility Lessee will, subject to Section 11.6 below, use its reasonable efforts to provide that the liability insurance policies required to be maintained hereunder shall be endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the manner as if there were a separate policy covering each insured. The Facility Lessee shall, at its own expense, make or cause to be made all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

                  (c) All of the insurance policies required by this Section 11 may cover other operations, facilities and properties of the Facility Lessee or Reliant or its Affiliates as long as the limits of insurance available to the Facility are not less than the requirements set forth herein.

                  (d) Claims and losses, if any, under any insurance policies required to be carried under this Section 11 shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by, subject to the Owners Agreement, the Facility Lessee.

                  (e) The Maximum Probable Loss will be adjusted (i) within 60 days after the close of each fiscal quarter during which the cumulative cost of Modifications (other than Severable Modifications that are not Required Modifications) to the Facility Interest exceeds an additional 10% of the Purchase Price since the most recent adjustment of the Maximum Probable Loss pursuant to this Section 11.3(e) and (ii) on each fifth anniversary of the most recent adjustment of Maximum Probable Loss pursuant to this Section 11.3(e); provided, that the first such adjustment shall occur no later than the fifth anniversary of the Closing Date. Such adjustment shall be based on an analysis, at the Facility Lessee's expense, of an independent insurance expert from a nationally recognized insurance brokerage firm selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. As soon as practicable after any such adjustment, the Facility Lessee shall, subject to the terms of this Section 11, cause the its property insurance policies to carry coverage of at least the adjusted Maximum Probable Loss.

         Section 11.4 Reports. Within 10 Business Days after expiration and renewal of any insurance policy required to be maintained pursuant to this
Section 11, the Facility Lessee shall provide the Owner Lessor, the Equity Investor, the Owner Participant, and as long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee certificates from insurance brokers or carriers to the effect that such policy is in effect and in the case of policies maintained pursuant to Section 11.1 and 11.2, indicating their status as additional insureds, loss payees or additional named insured as required pursuant to
Section 11.3(a). Such insurance certificates shall provide for at least 45 days' prior written notice (10 days for non-payment of premium) to the Owner Lessor, the Equity Investor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, in the event of cancellation, or non-renewal, by the insurance carriers, of such policies and the procedure for payment of insurance proceeds upon the occurrence of a Significant Lease Default or Lease Event of Default or upon the occurrence of an Event of Loss as specified in Section 11.7. Each year the Facility Lessee shall furnish an Officer's Certificate of the Facility Lessee certifying that



                            Conemaugh Facility Lease
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

all premiums in respect of such policies are current and that such coverage is in compliance with all insurance requirements set forth in this Section 11.

         Section 11.5 Additional Insurance by Owner Lessor At any time the Owner Lessor (either directly or in the name of the Owner Participant, the Equity Subsidiary, the Equity Subsidiary Holding Company or the Equity Investor) or the Lease Indenture Trustee may at its own expense and for its own account carry insurance with respect to its respective interest in the Facility Interest, provided that such insurance does not in any way interfere with the Facility Lessee's ability to obtain insurance with respect to the Facility Interest described in this Section 11. Any insurance payments received from policies maintained by the Owner Lessor, the Equity Subsidiary, the Equity Subsidiary Holding Company, the Equity Investor or the Lease Indenture Trustee pursuant to the previous sentence shall be retained by such Person, without reducing or otherwise affecting the Facility Lessee's obligations hereunder.

         Section 11.6 Amendment of Requirements.

                  (a) If any insurance required to be maintained by the Facility Lessee pursuant to this Section 11 (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis, the Facility Lessee shall provide written notice to the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee accompanied by a letter from the Facility Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than thirty (30) days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Owner Lessor, the Owner Lessor and the Facility Lessee shall immediately enter into good faith negotiations in order to obtain an alternative to such insurance.

                  (b) In the event that the Owner Lessor and the Facility Lessee cannot reach a resolution acceptable to both parties within ten (10) days, the Owner Lessor and the Facility Lessee shall make arrangements for the formation of an insurance panel consisting of the Facility Lessee's insurance advisor (or broker), the Owner Lessor's insurance advisor (or broker) and an independent insurance expert from a nationally recognized insurance brokerage firm, chosen by the Facility Lessee and reasonably acceptable to the Owner Lessor. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Section 11 and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis.

                  (c) If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation (which shall include the amount and type of insurance which is available upon a commercially reasonable basis) not less than fifteen (15) days before the date for renewal of such insurance. The Facility Lessee shall, prior to the expiration of the insurance then in effect, obtain the insurance required by this Section 11 that is available on a commercially reasonable basis. If the senior unsecured long-term debt rating of the Facility Lessee shall be rated at least BBB- by S&P and Baa3 by Moody's at the time of renewal, the recommendation of the insurance expert shall be conclusive and binding upon the Facility Lessee and the Facility Lessee shall, for the



                            Conemaugh Facility Lease
immediately succeeding one (1) year policy period, only be required to carry the insurance required by this Section 11 that the expert has certified is available on a commercially reasonable basis.

                  (d) If the senior unsecured long-term debt of the Facility Lessee is below BBB- by S&P and Baa3 by Moody's at such time of renewal and in the Owner Participant's reasonable judgment, keeping the insurance coverage at the level that is available on a commercially reasonable basis could reasonably be expected to result in a Material Adverse Effect or involve any material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture or the Pass Through Trustee, then the Facility Lessee shall (a) comply with this
Section 11 without regard to this Section 11.6 or (b) obtain the insurance that is available on a commercially reasonable basis and provide collateral or credit support for the difference of a type and in an amount satisfactory to the Owner Participant. For the purposes of this Section 11.6, insurance will be considered "not available on a commercially reasonable basis" if it is not obtainable or obtainable only at excessive costs or other unreasonable terms which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Facility because of such excessive costs or other unreasonable terms.

                  (e) All reasonable fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Facility Lessee.

         Section 11.7 Application of Insurance Proceeds.

                  (a) So long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, all insurance proceeds with respect to the Facility Interest on account of any damage to or destruction of the Facility or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof) other than proceeds arising out of an Event of Loss, shall be paid to and retained by the Facility Lessee for application in repair or replacement of the affected property or other purpose as determined by the Facility Lessee. Promptly after receiving Actual Knowledge that a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee shall notify the insurer under any property insurance policy providing coverage of the Facility Interest of the existence of such Significant Lease Default or Lease Event of Default. The Facility Lessee shall not have the exclusive right to provide such notice to any such insurer respecting the Facility Interest. The Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee shall have the right, but not the obligation, to notify the insurer under any such property insurance policy of the occurrence of any Significant Lease Default or Lease Event of Default. After receipt of any such notification, each such insurer shall pay the proceeds of any property insurance policies to the Owner Lessor or, if the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee.

                  (b) Within 30 days after receiving Actual Knowledge that an Event of Loss has occurred, the Facility Lessee shall notify the insurer under any property insurance policy



                            Conemaugh Facility Lease
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

providing coverage for such Event of Loss, the Lease Indenture Trustee so long as the Lien of the Lease Indenture shall not have been terminated or discharged, and the Owner Lessor of the occurrence of such Event of Loss. Each of the Facility Lessee, the Owner Lessor and the Lease Indenture Trustee, as applicable, shall provide any necessary endorsements and otherwise cooperate in the processing of any related claims or proceeds in accordance with the terms of this Section 11.

                  (c) Any payment under any policy of insurance maintained pursuant to this Section 11 arising out of an Event of Loss in respect of physical damage to property shall be made jointly to the Facility Lessee and to the Lease Indenture Trustee so long as the Lien of the Lease Indenture shall not have been terminated or discharged, or otherwise to the Facility Lessee and the Owner Lessor.

                  (d) All proceeds of insurance paid to the Facility Lessee and the Lease Indenture Trustee or the Owner Lessor, as the case may be, other than such proceeds paid in connection with an Event of Loss as to which the Facility Lessee has elected (or has been deemed to have elected) to pay Termination Value shall be paid over to the Facility Lessee by such Person upon (i) delivery by the Facility Lessee to the Owner Lessor and the Lease Indenture Trustee, if applicable, of an Officer's Certificate (a) describing in reasonable detail the nature and cost of such repair or restoration and the actual expenditures theretofore made in connection therewith and (b) certifying that the sum requested is a proper item request and has been paid, or is then due and payable, by the Facility Lessee and (ii) receipt by the Owner Lessor and the Lease Indenture Trustee, if applicable, of evidence satisfactory to each of them, in their reasonable judgments that such proceeds, together with funds of the Facility Lessee available for the purposes will be sufficient to complete such repair and restoration of the Facility Interest or portion thereof. Proceeds of property insurance in connection with an Event of Loss as to which the Facility Lessee has agreed to pay Termination Value pursuant to Section 10, shall be applied by the Lease Indenture Trustee or the Owner Lessor on the relevant Termination Date to the payment of such Termination Value.

                  (e) Notwithstanding the foregoing provisions of this Section 11 or Section 10, so long as a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained pursuant to Section 11.1 that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Facility Lessee pursuant to this Section 11 or Section 10.2(d) will be held as security for the obligations of the Facility Lessee under this Facility Lease by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and, at such time thereafter as no Significant Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Facility Lessee.

                                   SECTION 12

                                   INSPECTION

         During the Facility Lease Term, each of the Owner Participant, the Owner Lessor, the Equity Investor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee and each of their



                            Conemaugh Facility Lease
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

respective representatives may, during normal business hours, on reasonable notice to the Facility Lessee and at their own risk and expense (except, at the expense but not risk, of the Facility Lessee when a Significant Lease Default or a Lease Event of Default has occurred and is continuing), inspect the Facility and the records with respect to the operations and maintenance thereof, in the Facility Lessee's custody or to which the Facility Lessee has access; provided, however, that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, each such Person shall only be entitled to make one inspection in any twelve-month period, and the respective representatives of the Owner Lessor, the Owner Participant and the Equity Investor shall coordinate such inspections so that they occur simultaneously; provided, further, however, that any such Person may make more than one inspection during the last eighteen months of the Facility Lease Term unless the Facility Lessee has exercised its option under Section 15 to renew this Facility Lease beyond such eighteen month period. Any such inspection will be conducted in accordance with the Owners Agreement and will not unreasonably interfere with the operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and will be in accordance with the Facility Lessee's and the Operator's safety and insurance programs. In no event shall the Owner Lessor, the Owner Participant, the Equity Investor, the Lease Indenture Trustee or the Pass Through Trustee have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.

                                   SECTION 13

                    TERMINATION OPTION FOR BURDENSOME EVENTS

         Section 13.1 Election to Terminate. No later than 12 months after the date the Facility Lessee receives notice or Actual Knowledge of either of the events specified below, the Facility Lessee shall have the right, at its option, upon written notice (the "Burdensome Termination Notice") to the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, to terminate this Facility Lease in accordance with Section
13.2 on the Termination Date specified in such notice (which shall be a date which is not less than 30 days nor more than 60 days after the date of such notice) or such later Termination Date as may be necessary for the Facility Lessee to obtain such consents and approvals required for the Facility Lessee to comply with its obligations under this Section 13 (but in no event to exceed 12 months) if:

                  (a) as a result of change in Applicable Law, it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease or any other Operative Document, and the transactions contemplated by the Operative Documents cannot be restructured to comply with such change in law in a manner reasonably acceptable to the Facility Lessee, the Owner Participant, the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee; or

                  (b) one or more events outside the control of the Facility Lessee or any Subsidiary thereof shall have occurred which will, or can reasonably be expected to, give rise to an obligation by the Facility Lessee to pay or indemnify in respect of the Tax Indemnity



                            Conemaugh Facility Lease

Agreement or Section 10.1 or 10.2 of the Participation Agreement; provided, however, that (i) such payment or indemnity obligation (and the underlying cost or Tax) can be avoided in whole or in part if this Facility Lease is terminated and the Owner Lessor sells the Owner Lessor's Interest to the Facility Lessee and (ii) the amount of such avoided payments would exceed (on a present value basis, discounted at the Discount Rate, compounded on an annual basis to the date of the termination) three percent of the Purchase Price; and provided, further, that no such termination option shall exist if the applicable indemnitee shall waive its right to, or the Owner Participant shall arrange for payment of (without reimbursement by the Facility Lessee or any guarantor of the Facility Lessee, or any Affiliate of either thereof), amounts of indemnification payments under the Tax Indemnity Agreement or Section 10.1 or 10.2 of the Participation Agreement in excess of such amount as to cause such avoided payments, computed in accordance with the preceding proviso, not to exceed three percent of the Purchase Price.

If the Facility Lessee does not give the Burdensome Termination Notice within twelve months of the date the Facility Lessee receives notice or Actual Knowledge of an event or condition described above, the Facility Lessee shall lose its right to terminate this Facility Lease pursuant to this Section 13.1 as a result of such event or condition.

         Section 13.2 Solicitation of Qualifying Cash Bids; Payments Upon Termination. In connection with the delivery of a Burdensome Termination Notice, the Facility Lessee may, but shall be under no obligation to, make an offer, which offer shall be open for acceptance for not less than 10 days, to purchase the Owner Lessor's Interest on the Termination Date set forth in the Burdensome Termination Notice for cash in an amount at least equal to the Termination Value on such Termination Date (or such later Termination Date as permitted under Section 13.1), on an "as is", "where is" and "with all faults" basis without any representation, other than by the Owner Lessor that the Owner Lessor's Interest is free of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens (any such offer by the Facility Lessee, a "Qualifying Cash Bid"). Upon receipt of a Burdensome Termination Notice, the Owner Lessor may, but shall be under no obligation to, sell the Owner Lessor's Interest. If the Facility Lessee makes a Qualifying Cash Bid and the Owner Lessor accepts such offer (which acceptance shall be deemed to have occurred unless the Owner Lessor rejects such offer in writing prior to the expiration date of such offer), the Facility Lessee shall pay the Owner Lessor on the Termination Date (a) the amount of such Qualifying Cash Bid plus (b) all amounts due and payable under Section 13.3 (but shall have no obligation to pay Termination Value). If the Owner Lessor (x) rejects a Qualifying Cash Bid from the Facility Lessee, or (y) if no Qualifying Cash Bid is offered, elects in writing to retain the Owner Lessor's Interest, the Facility Lessee shall pay to the Owner Lessor on the Termination Date all amounts due and payable under
Section 13.3 (but shall have no obligation to pay Termination Value). Unless this Facility Lease is to continue as described below, on the Termination Date specified in the Burdensome Termination Notice (or such later Termination Date as permitted under Section 13.1), the balance of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes. Any transfer in connection with this Section 13 shall be subject to the Owners Agreement. If, within 10 days of the Termination Date set forth in the Burdensome Termination Notice, the Owner Lessor does not (1) receive a Qualifying Cash Bid from the Facility Lessee, or (2) elect in writing to retain the Owner Lessor's Interest, this Facility Lease shall continue, the Facility Lessee shall lose its right to terminate this Facility Lease for such burdensome event, and



                            Conemaugh Facility Lease
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

any and all rights that the Owner Lessor had immediately prior to the receipt of the Burdensome Termination Notice shall remain in full force and effect in all respects.

         Section 13.3 Procedure for Exercise of Termination Option. If the Facility Lessee shall have exercised its option to terminate the Facility Lease under Section 13.1, on the Termination Date specified in the Burdensome Termination Notice (or such later Termination Date as permitted under Section 13.1), the Facility Lessee shall, subject to the last sentence of Section 13.2, pay to the Owner Lessor (a) all amounts of Supplemental Lease Rent (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 13 and all indemnity amounts) due and payable or unpaid or accrued on or prior to the Termination Date, and (b) any other payment obligation of the Facility Lessee under the Operative Documents (other than Periodic Lease Rent or Renewal Lease Rent due on or after the Termination Date) due and payable or unpaid or accrued before such Termination Date, but the Facility Lessee shall not be required to pay Termination Value. All Rent payments under Section 13.2 and this
Section 13.3 shall, to the extent required by Section 3.6, be made to the Lease Indenture Trustee. Concurrently with the payment of all sums specified in
Section 13.2 and this Section 13.3 (i) Periodic Lease Rent, or Renewal Lease Rent, as the case may be, shall cease to accrue, (ii) the Facility Lessee shall cease to have any liability to the Owner Lessor with respect to the Facility Interest, except for Supplemental Lease Rent and other obligations (including those under Sections 10.1 and 10.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (iii) unless the Facility Lessee assumes the Notes pursuant to Section 13.4, the Owner Lessor shall pay the outstanding principal and accrued interest on the Notes (excluding any Make Whole Premium, if any, due and payable) pursuant to Section 2.10(a) of the Lease Indenture, (iv) this Facility Lease shall terminate, (v) in connection with any sale of the Owner Lessor's Interest pursuant to Section 13.2, the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the Facility Lessee or its designee on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, and (vi) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. It shall be a condition of the termination of this Facility Lease pursuant to this
Section 13 that the Facility Lessee shall pay all amounts it is obligated to pay under Section 13.2 and this Section 13.3. If the Facility Lessee fails to consummate the termination option under this Section 13 after giving notice of its intention to do so, (A) this Facility Lease shall continue, (B) such failure to consummate shall not constitute a default under this Facility Lease, and (C) unless such failure is a consequence of a failure of the Owner Lessor or Owner Participant to fulfill their obligations under this Section 13, the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this
Section 13 as a result of such event or condition during the remainder of the Facility Lease Term, but the Facility Lessee shall in any event (without relieving the Owner Lessor of any liability hereunder) pay the amounts set forth in clause (a) above. Anything to the



                            Conemaugh Facility Lease
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

contrary in this Section 13 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 13 shall be effective (regardless of whether the Owner Lessor shall elect to retain or sell the Facility Interest in connection with such proposed termination) unless and until the Facility Lessee shall have assumed the Notes pursuant to Section 13.4 or the Owner Lessor shall have paid all outstanding principal and accrued interest on the Notes and all other amounts due under the Lease Indenture on the proposed Termination Date.

         Section 13.4 Assumption of the Notes. Notwithstanding the foregoing provisions of Section 13.2 (except for the provision relating to the reduction and discharge of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance), if (a) the Facility Lessee submits a Qualifying Cash Bid, and the Owner Lessor accepts such Qualifying Cash Bid and the Facility Lessee shall purchase the Facility Interest pursuant to this Section 13, (b) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Notes as permitted by and in accordance with Section 2.10(b) of the Lease Indenture, (c) all other conditions contained in such Section 2.10(b) shall have been satisfied, and (d) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, then (x) the obligation of the Facility Lessee to pay the purchase price set forth in its Qualifying Cash Bid shall be satisfied to the extent the outstanding principal amount of and accrued interest on the Notes is so assumed by the Facility Lessee and (y) the Owner Lessor shall have no further obligation to prepay the outstanding principal and accrued interest on the Notes.

                                   SECTION 14

           TERMINATION FOR OBSOLESCENCE; PARTIAL RELEASE OF INTERESTS

         Section 14.1 Termination. Upon at least six months' prior written notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee (which notice shall be accompanied by a certification by the management committee or other governing body of the Facility Lessee as to one or more of the matters described in clause (a) and (b) below and an Officer's Certificate setting forth in reasonable detail the basis on which it is exercising this termination option), the Facility Lessee shall have the option, so long as no Lease Event of Default shall have occurred and be continuing, to terminate this Facility Lease with respect to the Facility Interest on any Termination Date occurring on or after the sixth anniversary of the Closing Date (the date of termination selected by the Facility Lessee being the "Obsolescence Termination Date") which proposed Obsolescence Termination Date shall be set forth in the notice on the terms and conditions set forth in this Section 14 if:

                  (a) the Facility Interest is economically or technologically obsolete, as a result of (i) a change in Applicable Law, regulation or tariff of general application, or (ii) imposition by the FERC or any other Governmental Entity having or claiming jurisdiction over the Facility Lessee or the Facility Interest of any conditions or requirements (including, without limitation, requiring significant capital improvements to



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

         the Facility) upon the availability, continued effectiveness or renewal of any Governmental Approval required for the ownership or operation of the Facility Interest; or

                  (b) the Facility Interest is otherwise economically or technologically obsolete or the Facility Interest is surplus to the Facility Lessee's needs or is no longer useful in its trade or business, as determined by the management committee or other governing body of the Facility Lessee in good faith, including, without limitation, as a result of (x) a change in the markets for the wholesale purchase and/or sale of energy or (y) any material abrogation of power purchase or sale agreements or any other reason.

         Section 14.2 Solicitation of Offers. If the Facility Lessee shall give the Owner Lessor notice pursuant to Section 14.1 and the Owner Lessor shall not have elected to retain the Owner Lessor's Interest pursuant to Section 14.3, the Facility Lessee shall, (i) as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain bids from third parties which are not Affiliates of the Facility Lessee and subject (to the extent applicable to such transfer) to any right of first refusal contained in the Owner Agreements, sell the Owner Lessor's Interest on the Obsolescence Termination Date, and (ii) covenant that it will not sell the Owner Lessor's Interest to itself or an Affiliate or any third party with whom the Facility Lessee or an Affiliate thereof has an arrangement to use or operate the Facility Interest to generate power for the benefit of the Facility Lessee or any Affiliate thereof after the termination of this Facility Lease. All of the proceeds of any such sale will be for the account of the Owner Lessor; provided that so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the proceeds of such sale shall be paid directly to the Lease Indenture Trustee. The Owner Lessor shall also have the right but not the obligation, to obtain bids for the sale of such Owner Lessor's Interest either directly or through agents other than the Facility Lessee. At least 120 days prior to the Obsolescence Termination Date, the Facility Lessee shall certify to the Owner Lessor and the Lease Indenture Trustee each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Lessee, any Affiliate or any third party with whom it or an Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to the Facility Interest) submitting such bid or offer.

         Section 14.3 Right of Owner Lessor to Retain the Owner Lessor's Interest. The Owner Lessor may irrevocably elect to retain, rather than sell, the Owner Lessor's Interest by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date. If the Owner Lessor elects to retain such Owner Lessor's Interest pursuant to this Section 14.3, on the Obsolescence Termination Date the Facility Lessee shall pay to the Owner Lessor
(a) all Supplemental Lease Rent (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owner Lessor's behalf) and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section
14.3 due and payable on such Obsolescence Termination Date) and (b) any other payment obligation of the Facility Lessee under the Operative Documents (other than Periodic Lease Rent or Renewal Lease Rent due on or after but not before the Obsolescence Termination Date) due and unpaid on the Obsolescence



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

Termination Date and any amounts due and unpaid or unpaid or accrued on the Obsolescence Termination Date under any other Operative Document, but shall not be required to pay Termination Value with respect to the Facility Interest. Unless this Facility Lease continues pursuant to Section 14.5, on the Obsolescence Termination Date, the balance of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.3,
(i) Periodic Lease Rent or Renewal Lease Rent, as the case may be, shall cease to accrue, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 shall terminate, (iii) the Facility Lessee shall cease to have any other liability hereunder to the Owner Lessor, except for Supplemental Lease Rent and other obligations (including those under Sections 10.1 and 10.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (iv) the Owner Lessor shall pay the outstanding principal and accrued interest on the Notes pursuant to Section 2.10(a) of the Lease Indenture, (v) this Facility Lease shall terminate, (vi) the Facility Lessee will return the Owner Lessor's Interest to the Owner Lessor in accordance with Section 5.1, and (vii) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. It shall be a condition to the termination of this Facility Lease pursuant to this Section
14.3 that the Facility Lessee shall pay all amounts that it is obligated to pay under this Section 14.3.

         Section 14.4 Procedure for Exercise of Termination Option. If the Owner Lessor has not elected to retain the Owner Lessor's Interest with respect to the Facility Interest in accordance with Section 14.3 , on the Obsolescence Termination Date the Owner Lessor shall sell the Owner Lessor's Interest to the bidder or bidders (which shall not be the Facility Lessee, an Affiliate thereof or any third party with whom the Facility Lessee or an Affiliate thereof has an arrangement to use or operate the Facility Interest to generate power for the benefit of the Facility Lessee or any such Affiliate after the termination of this Facility Lease), that shall have submitted the highest cash bid or bids with respect to the Owner Lessor's Interest, and the Facility Lessee shall certify to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee that such buyer is not the Facility Lessee, any Affiliate thereof or any third party with whom it or an Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Owner Lessor
(a) the excess, if any, of Termination Value determined as of such Obsolescence Termination Date over the proceeds from the sale of the Owner Lessor's Interest paid to or retained by the Owner Lessor, (b) any other payment obligation of the Facility Lessee under the Operative Documents (other than Periodic Lease Rent or Renewal Lease Rent due on or after, but not before, the Obsolescence Termination
Date) due and unpaid or accrued and unpaid on the Obsolescence Termination Date and any amounts due and unpaid on the Obsolescence Termination Date under any Operative Document, (c) all amounts of Supplemental Lease Rent (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owner Lessor's behalf) and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 10.2 of the Participation Agreement) due and payable on such Obsolescence Termination Date, plus



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

(d) any premium due on the Notes. Unless this Facility Lease continues pursuant to Section 14.5, on the Obsolescence Termination Date, the balance of the Lessor
Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes. Concurrently with the payment of all sums required to be paid pursuant to this
Section 14.4, (i) Periodic Lease Rent or Renewal Lease Rent, as the case may be, shall cease to accrue, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 shall terminate, (iii) the Facility Lessee shall cease to have any other liability hereunder to the Owner Lessor, except for Supplemental Lease Rent and other obligations (including Sections 10.1 and 10.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (iv) the Owner Lessor will pay the outstanding principal and accrued interest on the Notes (but excluding any Make Whole Premium) pursuant to Section 2.10 of the Lease Indenture, (v) this Facility Lease shall terminate, (vi) the Owner Lessor will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) the Owner Lessor's Interest under this Section 14.4, to the purchaser on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty from the Owner Participant as to the absence of Owner Participant's Liens, and (vii) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. Unless the Owner Lessor shall have elected to retain the Owner Lessor's Interest pursuant to Section 14.3 or the Owner Lessor with the consent of the Facility Lessee shall have entered into a legally binding contract to sell the Owner Lessor's Interest, the Facility Lessee may, at its election, revoke its notice of termination on at least 30 days' prior notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee in which event this Facility Lease shall continue with respect to the Facility Interest; provided, however, that the Facility Lessee shall not be permitted to re-initiate a notice to terminate pursuant to Section 14.1 more than once in any five year period. The Owner Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Owner Lessor's Interest other than, if the Owner Lessor has not elected to retain the Owner Lessor's Interest, to transfer the Owner Lessor's Interest in accordance with clause (vi) of this Section 14.4. It shall be a condition of the Owner Lessor's obligation to consummate a sale of the Owner Lessor's Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this Section 14.4. If no sale shall occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue with respect to the Facility Interest in full force and effect in accordance with its terms (without prejudice to the Facility Lessee's right to exercise its rights under this Section 14).

         Section 14.5 Certain Conditions to Termination. Anything to the contrary in this Section 14 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 14 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell the Owner Lessor's Interest



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

in connection with such proposed termination) unless and until the Owner Lessor shall have paid all outstanding principal and accrued interest on the Notes and all other amounts due under the Lease Indenture as of such proposed date of termination, excluding any Make Whole Premium.

         Section 14.6 Partial Release of Interest; Further Assurances The Facility Lessee shall be entitled to obtain a release of a portion of the Facility Site or Facility Interest (the "Released Interest") in the event that the Facility Lessee shall have delivered to the Owner Lessor and the Owner Participant (i) a certificate of the Engineering Consultant certifying that (A) the Released Interest (taking into account any Released Interest Related Rights) is not necessary for the operation of the Facility in accordance with Prudent Industry Practice and (B) the release of the Released Interest (taking into account any Released Interest Related Rights) will not diminish the current value, residual value, utility or remaining useful life of the Facility by more than a de minimis amount, and (ii) an Officer's Certificate of the Facility Lessee certifying that (x) the release of the Released Interest (taking into account any Released Interest Related Rights) will not cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647 and (y) no Significant Lease Default or Lease Event of Default has occurred and is continuing.

                  (b) In addition, the Facility Lessee shall be entitled to obtain a release of a portion of the Facility Interest that is obsolete or not necessary or useful in the operation of the Facility Interest in accordance with Prudent Industry Practice (the "Surplus Released Interest") in the event that the Facility Lessee shall have delivered to the Owner Lessor and the Owner Participant a certificate of the Facility Lessee certifying that the Surplus Released Interest is surplus or obsolete and not necessary for the operation of the Facility in accordance with Prudent Industry Practice and such Surplus Released Interest will be scrapped.

                  (c) Subject to Section 14.6(a), with respect to any Released Interest, the Owner Lessor shall execute and deliver and take such other action as the Facility Lessee may reasonably request to grant to the Facility Lessee or its designee, easements, appurtances, covenants, and other similar rights and interests as the Facility Lessee may reasonably request in connection with any ownership, maintenance, subdivision or operation of any Released Interest or improvements or operations located on or in respect of such Released Interest (the "Released Interest Related Rights"); provided that no such Released Interest Related Rights shall materially and adversely affect the Equity Investor, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Owner Participant, the Owner Lessor or the Lease Indenture Trustee or any of their Affiliates.

                  (d) In connection therewith, the Owner Lessor and the Owner Participant shall execute and deliver, at the sole cost and expense of the Facility Lessee, such releases, discharges, conveyances and other documents as may be reasonably requested by the Facility Lessee to effect such release and to convey and transfer title to such Released Interest or Surplus Released Interest to the Facility Lessee.



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

                                   SECTION 15

                                  LEASE RENEWAL

         Section 15.1 First Wintergreen Renewal Lease Term. Not earlier than 42 months prior to the expiration of the Basic Lease Term, unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing a FMV Renewal Lease Term under Section 15.3) of the Facility Lessee's tentative interest in renewing this Facility Lease for a term (the "First Wintergreen Renewal Lease Term") commencing on the day following the last day of the Basic Lease Term and ending on the earlier of (a) the latest date as of which the estimated fair market value of the Facility Interest determined pursuant to the Appraisal Procedure by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor, subsequent to the Facility Lessee's tentative election of the First Wintergreen Renewal Lease Term (but not earlier than 36 months prior to the expiration of the Basic Lease Term), shall equal or exceed 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date) and (b) the date as of which the sum of the number of years of the proposed First Wintergreen Renewal Lease Term and the Basic Lease Term shall equal 75% of the estimated economic useful life of the Facility as determined by such Independent Appraiser pursuant to the Appraisal Procedure. Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a FMV Renewal Lease Term under Section 15.3, and provided that neither a Significant Lease Default nor a Lease Event of Default shall have occurred and be continuing on such notice date or on the date of expiration of the Basic Lease Term, on or prior to 18 months before the expiration of the Basic Lease Term, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease for the First Wintergreen Renewal Lease Term determined as aforesaid and the First Wintergreen Renewal Lease Term shall thereupon take effect as provided herein.

         Section 15.2 Second Wintergreen Renewal Lease Term. Not earlier than 42 months prior to the expiration of the First Wintergreen Renewal Lease Term, unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing a FMV Renewal Lease Term under Section 15.3) of the Facility Lessee's tentative interest in renewing this Facility Lease for a term (the "Second Wintergreen Renewal Lease Term" and together with the First Wintergreen Renewal Lease Term, the "Wintergreen Renewal Lease Terms") commencing on the day following the last day of the First Wintergreen Renewal Lease Term and ending on the earlier of (a) the latest date as of which the estimated fair market value of the Facility Interest determined pursuant to the Appraisal Procedure by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor, subsequent to the Facility Lessee's tentative election of the Second Wintergreen Renewal Lease Term (but not earlier than 36 months prior to the expiration of the First Wintergreen Renewal Lease Term), shall equal or exceed 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date) and
(b) the date as of which the sum of the number of years of the proposed Second Wintergreen Renewal Lease Term, the First Wintergreen Renewal Lease Term and the Basic Lease Term shall equal 75% of the estimated economic useful life of the Facility as determined by such Independent



                            Conemaugh Facility Lease
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

Appraiser pursuant to the Appraisal Procedure. Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a FMV Renewal Lease Term under Section 15.3, and provided that neither a Significant Lease Default nor a Lease Event of Default shall have occurred and be continuing on such notice date or on the date of expiration of the First Wintergreen Renewal Lease Term, on or prior to 18 months before the expiration of the First Wintergreen Renewal Lease Term, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease for the Second Wintergreen Renewal Lease Term determined as aforesaid and the Second Wintergreen Renewal Lease Term shall thereupon take effect as provided herein.

         Section 15.3 Fair Market Value Renewal Lease Terms. Not earlier than 42 months prior to the expiration of the Basic Lease Term, the First Wintergreen Renewal Lease Term, the Second Wintergreen Renewal Lease Term, or any other Renewal Lease Term, unless a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing the First Wintergreen Renewal Lease Term or the Second Wintergreen Renewal Lease Term) of the Facility Lessee's tentative interest in renewing this Facility Lease for a term (each such term, a "FMV Renewal Lease Term") commencing on the day following the last day of the Basic Lease Term or a Renewal Lease Term otherwise expiring and extending for no less than two years and no more than five years; provided that, unless such FMV Renewal Lease Term extends to the end of the useful life of the Facility, no such FMV Renewal Lease Term shall extend beyond the date that is three (3) years prior to the end of the useful life of the Facility (as set forth in the most recent appraisal obtained pursuant to Section 4.1(n) of the Participation Agreement, Section 15.1 or 15.2 of this Facility Lease or Section 2.3(a) or (b) of the Site Lease and Sublease). Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a Wintergreen Renewal Lease Term pursuant to Sections 15.1 or 15.2 (it being understood that the exercise by the Facility Lessee of its right to renew this Facility Lease at the end of the Basic Lease Term or at the end of the First Wintergreen Renewal Lease Term pursuant to Sections 15.1 or 15.2, respectively, shall not impair its right to renew this Facility Lease at any time thereafter pursuant to this Section 15.3), and provided that neither a Significant Lease Default nor a Lease Event of Default shall have occurred and be continuing on any such notice date or on the date of expiration of the Basic Lease Term or the Renewal Lease Term immediately preceding such FMV Renewal Lease Term, as the case may be, on or prior to 18 months before the expiration of the existing Basic Lease Term or the relevant Renewal Lease Term, as the case may be, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease for the FMV Renewal Lease Term tentatively elected as aforesaid, and the FMV Renewal Lease Term shall thereupon take effect as provided herein.

         Section 15.4 Renewal Lease Rent for the Renewal Lease Terms.

                  (a) Renewal Lease Rent shall be paid in arrears on each Rent Payment Date during each Renewal Lease Term. The installment of Renewal Lease Rent payable in arrears on each such Rent Payment Date during each Wintergreen Renewal Lease Term shall be equal to the lesser of (i) the Fair Market Rental Value of the Facility Interest (as determined, in the case of the First Wintergreen Renewal Lease Term, not more



                            Conemaugh Facility Lease
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

than 36 months prior to the end of the Basic Lease Term, and in the case of the Second Wintergreen Renewal Lease Term, not more than 36 months prior to the end of the First Wintergreen Renewal Lease Term), and (ii) 50% of the average Periodic Lease Rent during the Basic Lease Term. The average Periodic Lease Rent during the Basic Lease Term shall be determined without regard to: (x) any amount attributable to adjustments to Periodic Lease Rent pursuant to Section 3.5(a)(i), (y) unless the applicable Modifications were financed by an Additional Equity Investment, Section 3.5(a)(ii), and (z) any Additional Amounts attributable to alternative rent schedules instituted pursuant to Section 3.5(b).

                  (b) Renewal Lease Rent payable on each Rent Payment Date during the initial FMV Renewal Lease Term shall be equal to 101% of the Fair Market Rental Value of the Facility Interest determined not more than 36 months prior to the commencement of such FMV Renewal Lease Term; provided, however, that if, on or prior to the commencement of any FMV Renewal Lease Term, the Owner Lessor and the Facility Lessee agree or, in the absence of such agreement, if the Facility Lessee shall provide the Owner Participant with an opinion of counsel reasonably satisfactory to the Owner Participant (as to matters of form, substance and authorship) or with a private letter ruling, in each case to the effect that the Renewal Lease Rent for a FMV Renewal Lease Term may be set at the Fair Market Rental Value without resulting in adverse Federal income tax consequences to the Owner Participant under Section 467 of the Code, the Renewal Lease Rent for the remainder of any current and for any subsequent FMV Renewal Lease Term will be equal to 100% of the Fair Market Rental Value of the Facility Interest.

         Section 15.5 Determination of Fair Market Rental Value. The Fair Market Rental Value of the Facility Interest as of the commencement of any Renewal Lease Term shall be determined by agreement of the Owner Lessor and the Facility Lessee within six months after receipt by the Owner Lessor of the tentative notice from the Facility Lessee of its election to renew pursuant to Section 15.1, 15.2 or 15.3 (but not more than 36 months before the commencement of such Renewal Lease Term) or, if they shall fail to agree within such six month period, shall be determined by an appraisal conducted pursuant to the Appraisal Procedure by an Independent Appraiser. The appraiser's fees and expenses shall be borne by the Facility Lessee.

         Section 15.6 Termination Value During Renewal Lease Terms. The amounts which are payable during any Renewal Lease Term in respect of Termination Value shall be determined on the basis of the Fair Market Sales Value of the Facility Interest as of the commencement of such Renewal Lease Term, amortized on a straight-line basis over such Renewal Lease Term to the projected Fair Market Sales Value of the Facility as of the expiration of such Renewal Lease Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Lease Term, plus any amount of Renewal Lease Rent accrued and unpaid to the date of termination. In determining Fair Market Sales Value for any Renewal Lease Term, effect shall be given to the encumbrance on the Facility Interest of any Renewal Lease Term available or in force.



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

                                   SECTION 16

                                EVENTS OF DEFAULT

         The following events shall constitute a "Lease Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

                  (a) the Facility Lessee shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent or Termination Value after the same shall have become due and such failure shall have continued (taking into account application of the proceeds of any Qualifying Credit Support) for five (5) Business Days after the same shall have become due; or

                  (b) the Facility Lessee shall fail to make any other payment under the Operative Documents, including any payment of Supplemental Lease Rent (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto, or Termination Value) after the same shall have become due and such failure shall have continued unremedied for a period of 30 days after receipt by the Facility Lessee of written notice of such failure from the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustee; or

                  (c) the Facility Lessee shall fail to observe or perform its obligation to maintain (or cause to be maintained) insurance in the amounts and on the terms set forth in Section 11; or

                  (d) the Facility Lessee or any Subsidiary Guarantor (or any other guarantor of the Facility Lessee's obligations hereunder) shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it (or such guarantor) under this Facility Lease or any other Operative Document (other than any covenant, obligation or agreement contained in the Tax Indemnity Agreement or any covenant, obligation or agreement referred to in clauses (a), (b), (c), (e), (k), (l) or (p) of this Section 16) in any material respect, which failure shall continue unremedied for 30 days after receipt by the Facility Lessee of written notice thereof from the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or any Pass Through Trustee; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period and the continuation of such failure during the period of such extension would not have a Material Adverse Effect; provided, further, that in the case of the Facility Lessee's obligation set forth in clause (a)(ii) of Section 7.1, if, to the extent and for so long as a test, challenge, appeal or proceeding shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with such requirement shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve any (i) danger of foreclosure, sale, forfeiture or loss of any part of the Facility Interest or the impairment of the use, operation or maintenance of the Facility in any material respect,
(ii) risk of criminal liability asserted against the Owner Lessor, the Owner Participant, the Equity Subsidiary Holding Company, the Equity Subsidiary, the Equity Investor or any of their respective Affiliates, or (iii) material risk of the occurrence of any material adverse effect being incurred by the Owner Participant, the Owner Lessor, the Equity Subsidiary, the Equity



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                                       42

Subsidiary Holding Company, the Equity Investor, the Lease Indenture Trustee or the Pass Through Trustee including, without limitation, subjecting the Owner Participant or the Owner Lessor to regulation as a public utility under Applicable Law; and provided, further, that in the case of the Facility Lessee's obligation set forth in clause (a)(ii) of Section 7.1, if the noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger described in clause (i), (ii) or (iii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review shall not extend beyond the date 36 months prior to the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee; or

                  (e) to the extent such covenants are in effect, the Facility Lessee shall fail to perform or observe in any material respect the covenants set forth in Sections 5.3, 5.4, 5.5, 5.6, to the extent such covenant relates to liens in respect of borrowed money, 5.7, or 5.12 of the Participation Agreement, so long as such covenants remain in effect, in each case, within 30 days after the occurrence thereof; or

                  (f) any representation or warranty made by the Facility Lessee or any Subsidiary Guarantor in the Operative Documents (other than a Tax Representation) or in the certificate delivered by the Facility Lessee at the Closing pursuant to Section 4.1(g) of the Participation Agreement shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by the Facility Lessee of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 120-day period, and the continuation of such condition during the period of such extension would not have a Material Adverse Effect; or

                  (g) the Facility Lessee or any Subsidiary Guarantor that is a Significant Subsidiary shall (i) commence a voluntary case or other proceeding seeking relief under the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or

                  (h) an involuntary case or other proceeding shall be commenced against the Facility Lessee or any Subsidiary Guarantor that is a Significant Subsidiary seeking (i) liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the



                            Conemaugh Facility Lease
appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Facility Lessee or such Subsidiary Guarantor; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

                  (i) default under any bond, debenture, note or other evidence of Indebtedness (but excluding Indebtedness arising under the Operative Documents, under the Related Facility Leases or Nonrecourse Indebtedness) for money borrowed by the Facility Lessee or any Subsidiary Guarantor under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Facility Lessee or any Subsidiary Guarantor, whether such indebtedness now exists or shall hereafter be created, which Indebtedness is in an aggregate principal amount exceeding $50,000,000 (as such amount is Escalated) and which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

                  (j) the occurrence of a Change of Control; or

                  (k) the failure by the Facility Lessee to comply with Section
14.2 or 14.3 of the Participation Agreement; or

                  (l) the Facility Lessee shall fail (i) to cause a Qualifying Credit Support to be replaced, or reinstated to the full amount required, in accordance with Section 5.8(e) of the Participation Agreement within 90 days of any drawing thereon, or (ii) to perform or observe any of the other covenants in
Section 5.8 of the Participation Agreement; or

                  (m) any Lien on a material portion of the Indenture Estate created in favor of the Lease Indenture Trustee shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (n) the failure by the Facility Lessee to comply in any material respect with the restriction on subleases under Section 19; or

                  (o) one or more judgments or decrees shall be entered against the Facility Lessee or any Subsidiary Guarantor involving in the aggregate a liability (not paid or fully covered by insurance (taking into account any deductibles)) of $50,000,000 (as such amount may be Escalated) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (p) the failure by the Facility Lessee or any other Person party to the Funding Agreement or the Subordinated Working Capital Facility to perform its respective obligations thereunder in any material respect and such failure continues for 30 days, or the Funding Agreement or the Subordinated Working Capital Facility is terminated or modified in any material respect or otherwise fails to be in full force and effect in all material respects (other than in accordance with its terms) and is not reinstated within 30 days thereafter.



                            Conemaugh Facility Lease
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

                                   SECTION 17

                                    REMEDIES

         Section 17.1 Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee (provided that upon the occurrence of a Lease Event of Default described in paragraph (g) or
(h) of Section 16, this Facility Lease shall automatically be deemed to be in default without the need for giving any notice) and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may do one or more of the following as the Owner Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

                  (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee at the Facility Lessee's sole cost and expense, of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof;

                  (b) by notice in writing to the Facility Lessee, terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use of the Facility Interest under this Facility Lease shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Owner Lessor and at the Facility Lessee's expense, forthwith return possession of the Facility Interest to the Owner Lessor, in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 5 except those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Facility Interest for any purpose whatever and on the date of such termination, the balance of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes;

                  (c) sell the Owner Lessor's Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph and by Applicable Law), in which event the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Lease Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Periodic Lease Rent or Renewal Lease Rent is to be included in computations under paragraph (e) or (f) below if the Owner Lessor elects to exercise its rights under said paragraphs), and on the date of such sale, the balance of the Lessor Section 467 Loan Balance or the Lessee
Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes;



                            Conemaugh Facility Lease

                  (d) hold, keep idle or lease to others the Owner Lessor's Interest as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Lease Rent with respect to the Facility Interest due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Facility Interest pursuant to this Section 17 shall be reduced by the net proceeds, if any, received by the Owner Lessor from leasing the Facility Interest to any Person other than the Facility Lessee;

                  (e) whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Facility Interest, the Owner Lessor, by written notice to the Facility Lessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, on the Termination Date specified in such notice, any due and unpaid or accrued and unpaid Periodic Lease Rent or Renewal Lease Rent due before the Termination Date, any Supplemental Lease Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent or Renewal Lease Rent due for any periods subsequent to the date of such sale), (i) an amount equal to the excess, if any, of the Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor's Interest as of the Termination Date specified in such notice, or (ii) an amount equal to the excess, if any, of Termination Value computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Owner Lessor's Interest until the end of the Basic Lease Term or the then current Renewal Lease Term, after discounting such Fair Market Rental Value semiannually to present value as of the Termination Date specified in such notice at a rate equal to the Lease Debt Rate, or (iii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice and, upon payment of such Termination Value by the Facility Lessee pursuant to the clause (iii) and all other Rent then due and unpaid or accrued and unpaid by the Facility Lessee, the Owner Lessor will forthwith transfer to the Facility Lessee (or its designee) in accordance with this Section 17.1(e) on an "as is", "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor's Liens accompanied by a warranty of the Owner Participant as to the absence of Owner Participant's Liens, all of its interest in the Owner Lessor's Interest and execute, acknowledge and deliver, and record and file (as appropriate) appropriate releases, including a release of the Lien of the Lease Indenture, and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Owner Lessor and at the cost and expense of the Facility Lessee, and upon payment of such amounts under either clauses (i) and
(ii) of this paragraph (e), this Facility Lease, and the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Lease Rent hereunder due for any periods subsequent to the date of such payment shall terminate; provided that on the Termination Date specified above, the balance of the Lessor Section 467 Loan Balance or the Lessee Section 467 Loan Balance (as the case may be) shall be reduced to zero and shall be fully discharged for all purposes; and

                  (f) if the Owner Lessor shall have sold the Owner Lessor's Interest pursuant to paragraph (c) above, the Owner Lessor may, if it shall so elect, demand that the Facility



                            Conemaugh Facility Lease

Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent or Renewal Lease Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Periodic Lease Rent or Renewal Lease Rent due or accrued and unpaid before the date of such sale, plus (ii) the amount, if any, by which Termination Value computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Lease Rent for any periods subsequent to the date of such payment shall terminate.

         In addition, the Facility Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Periodic Lease Rent or Renewal Lease Rent due hereunder before or during the exercise of any of the foregoing remedies, (ii) in the case of a Lease Event of Default described in Section 16(j), any Change of Control Premium payable under Section 4.2(a) of the Lease Indenture, and (iii) on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Facility Interest in accordance with Section 5, including, any costs and expenses incurred by the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustee in connection with retaking constructive possession of, or in repairing, the Facility Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.

         Section 17.2 Cumulative Remedies. The remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Facility Interest or any Component thereof in mitigation of the Owner Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of the Owner Lessor's rights and remedies in this Section 17.

         Section 17.3 No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.



                            Conemaugh Facility Lease
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

                                   SECTION 18

               SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.

         Any moneys received by the Owner Lessor or the Lease Indenture Trustee pursuant to Section 10.2(d) or 11.7 shall, until paid to the Facility Lessee as provided in accordance with such Sections, be held by the Owner Lessor or the Lease Indenture Trustee, as the case may be, as security for the Facility Lessee's obligations under this Facility Lease and be invested in Cash Equivalents by the Owner Lessor or the Lease Indenture Trustee, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Cash Equivalent (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Cash Equivalent) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.

                                   SECTION 19

                       FACILITY LESSEE'S RIGHT TO SUBLEASE

         The Facility Lessee shall have the right to sublease the Facility Interest without the consent of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustee under the following conditions:

                  (a) the sublessee (i) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not then subject to bankruptcy proceedings, (ii) is not involved in material pending or unresolved litigation with the Owner Participant or any Affiliate of the Owner Participant, and (iii) is, or its operating and maintenance obligations under the sublease are guaranteed by, or such obligations are contracted to be performed by, an experienced, reputable operator of coal-fired electric generating assets;

                  (b) the Owner Lessor, the Owner Participant, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion and counsel shall be reasonably acceptable to each such recipient, to the effect that all material regulatory approvals required to enter into the sublease have been obtained;

                  (c) the sublease does not extend beyond the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee (and may be terminated upon early termination of this Facility Lease) and is expressly subject and subordinate to this Facility Lease;

                  (d) all terms and conditions of this Facility Lease and the other Operative Documents remain in effect and the Facility Lessee remains fully and primarily liable for its obligations under this Facility Lease and the other Operative Documents;

                  (e) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing and no additional Lease Default shall occur as a result of such sublease;



                            Conemaugh Facility Lease

                  (f) the sublease prohibits further assignment or subletting;

                  (g) the sublease requires the sublessee to operate and maintain the Facility Interest (or cause the Facility Interest to be operated and maintained) in a manner consistent with this Facility Lease; and

                  (h) the Owner Participant shall have received either (A) a favorable legal opinion of its tax counsel satisfactory to the Owner Participant to the effect that such sublease creates no unindemnified tax risk (determined based on the indemnification provisions contained in the Operative Documents) to the Owner Participant, (B) an indemnity against such risks in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating or (C) any other indemnity arrangement against such risks satisfactory to the Owner Participant.

         As a condition precedent to such sublease, the Facility Lessee shall provide the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee with all documentation in respect of such sublease and an opinion of counsel to the effect that such sublease complies with the provisions of this Section 19 (such documentation, counsel and opinion to be reasonably satisfactory to such recipients). The Facility Lessee shall pay, on an After-Tax Basis, all reasonable documented out-of-pocket expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee in connection with such sublease.

         The Facility Lessee shall have the right to sublease the Facility Interest with the consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee or the Pass Through Trustee, provided that (x) the total annual rent payments received under the sublease shall be at least equal to 80% of the corresponding total annual rent payments under this Facility Lease and (y) the present value of all scheduled rent payments thereunder (together with any payment made at the closing thereof) shall be at least equal to 90% of the present value of the corresponding Periodic Lease Rent payable under this Facility Lease (discounted at the Discount Rate).

                                   SECTION 20

                         OWNER LESSOR'S RIGHT TO PERFORM

         If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 Business Days thereafter, the Owner Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Owner Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand.



                            Conemaugh Facility Lease

                                   SECTION 21

               SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE
                                INDENTURE TRUSTEE

         In order to secure the Notes, the Owner Lessor will assign and grant a Lien to the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under this Facility Lease, and grant a security interest in favor of the Lease Indenture Trustee in all of the Owner Lessor's right, title and interest in and to the Facility Interest (other than Excepted Payments and Excepted Rights). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully terminated, the Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Facility Lease to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

                                   SECTION 22

                          WAIVER OF RIGHT TO PARTITION

         So long as the Facility or any part thereof as originally constructed, reconstructed or added to is used or useful for the generation of electrical power and energy, or until expiration, termination or surrender of this Facility Lease in accordance with the terms of this Facility Lease or the other Operative Documents, whichever first occurs, and in each case not to extend beyond the period permitted by Applicable Law, each of the Owner Lessor and the Facility Lessee waives its right to partition, whether by partition in kind or sale and division of the proceeds thereof, the Facility, any interest therein or portion thereof, including the Facility Interest or any portion thereof and agrees that it will not resort to any action at law or in equity to so partition and further waives the benefit of all laws that may now or hereafter authorize such partition. All instruments of conveyance which effect, evidence or vest the ownership interest of the Owner Lessor in the Facility Interest, including the Deed and Bill of Sale shall contain this waiver of right to partition.



                            Conemaugh Facility Lease

                                   SECTION 23

                                  MISCELLANEOUS

         Section 23.1 Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

         Section 23.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service or (b) in the case of notice by such a telecommunications device, upon transmission thereof; provided such transmission is promptly confirmed by the method set forth in clause (a) above, in each case addressed to such party and any copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

         If to the Owner Lessor:

                  Conemaugh Lessor Genco LLC
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001

                  Telephone No.: (302) 651-1000
                  Facsimile No.: (302) 651-8882
                  Attention: Corporate Trust Administration

         with a copy to the Owner Participant:

                  PSEGR Conemaugh Generation, LLC

                  c/o PSEG Resources Inc.
                  80 Park Plaza, Suite T-22
                  Newark, NJ 07101

                  Telephone No.: (973) 456-3560
                  Facsimile No.: (973) 456-3569
                  Attention: President



                            Conemaugh Facility Lease
         and to the Lease Indenture Trustee:

                  Bankers Trust Company
                  4 Albany Street, NYC 050701
                  New York, NY 10006

                  Telephone No. (212) 250-1612
                  Facsimile No. (212) 669-0772
                  Attention: Marion Zinowski

         If to the Facility Lessee:

                  Reliant Energy Mid-Atlantic Power Holdings, LLC
                  1111 Louisiana Street
                  Houston, Texas 77002

                  Telephone No.: (713) 207-3351
                  Facsimile No.: (713) 207-9916
                  Attention: Treasurer


         Section 23.3 Survival. Except for the provisions of Sections 3.4, 3.6, 5, 9 and 17, which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

         Section 23.4 Successors and Assigns.

                  (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

                  (b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

         Section 23.5 "True Lease". This Facility Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Facility Lessee any right, title or interest in or to the Facility Interest except as lessee only.

         Section 23.6 Governing Law. This Facility Lease shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligations Law Section 5-1401), except to the extent the laws of the State of Pennsylvania are mandatorily applicable under the laws of the State of Pennsylvania.

         Section 23.7 Severability. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such



                            Conemaugh Facility Lease
prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 23.8 Counterparts. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 21, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 23.9 Headings and Table of Contents. The headings of the sections of this Facility Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 23.10 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.

         Section 23.11 Effectiveness. This Facility Lease shall be effective on the Closing Date.

         Section 23.12 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by the Trust Company not individually or personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by the Trust Company but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trust Company, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.

         Section 23.13 Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.



                            Conemaugh Facility Lease

NOTICE - THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. [This notice is set forth in the manner provided in
Section 1 of the Act of July 17,1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any].

         NOTICE THE UNDERSIGNED, AS EVIDENCED BY THE SIGNATURE(S) TO THIS NOTICE AND THE ACCEPTANCE AND RECORDING OF THIS DEED, (IS, ARE) FULLY COGNIZANT OF THE FACT THAT THE UNDERSIGNED MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE, AS TO THE PROPERTY HEREIN CONVEYED, RESULTING FROM COAL MINING OPERATIONS AND THAT THE PURCHASED PROPERTY, HEREIN CONVEYED, MAY BE PROTECTED FROM DAMAGE DUE TO MINE SUBSIDENCE BY A PRIVATE CONTRACT WITH THE OWNERS OF THE ECONOMIC INTEREST IN THE COAL.

THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE BITUMINOUS MINE SUBSIDENCE AND LAND CONSERVATION ACT OF 1966, AS AMENDED 1980, OCT. 10, P.L. 874, NO. 156
SECTION 1.

WITNESS:                               RELIANT ENERGY MID-ATLANTIC POWER
                                       HOLDINGS, LLC

By:                                    By:
   -------------------------------        --------------------------------

   Name:                                  Name:
        --------------------------             ---------------------------

   Title:                                 Title:
         -------------------------              --------------------------

Notwithstanding any of the foregoing, nothing contained in any of the above Notices shall be deemed to limit or otherwise modify the liability of the Facility Lessee to the Owner Lessor or the other Indemnitees pursuant to the Operative Documents.



              Signature Page to Conemaugh Facility Lease Agreement

         IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

                                       CONEMAUGH LESSOR GENCO LLC

                                       By: WILMINGTON TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Lessor Manager under the
                                           LLC Agreement


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       RELIANT ENERGY MID-ATLANTIC POWER
                                       HOLDINGS, LLC

                                       By:
                                          --------------------------------------
                                          James E. Hammelman
                                          Treasurer



                                       BANKERS TRUST COMPANY,
                                       as Lease Indenture Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                            Conemaugh Facility Lease

                                                                    SCHEDULE 1-A
                                                                              TO
                                                                  FACILITY LEASE

                               PERIODIC LEASE RENT



       RENT
      PAYMENT                                                PERIODIC LEASE
       DATE                                                      RENT
      -------                                                --------------
   Aug 24 2000                                                        $0.00
   Nov 24 2000                                                    $6,438.06
   Jan 2 2001                                                 $8,297,551.19
   Jul 2 2001                                                $13,279,267.82
   Jan 2 2002                                                $36,412,939.43
   Jul 2 2002                                                $26,901,066.63
   Jan 2 2003                                                 $9,841,054.70
   Jul 2 2003                                                 $9,841,223.28
   Jan 2 2004                                                 $9,841,054.70
   Jul 2 2004                                                $12,120,828.84
   Jan 2 2005                                                 $9,743,781.36
   Jul 2 2005                                                $14,743,781.36
   Jan 2 2006                                                 $9,529,931.36
   Jul 2 2006                                                $20,356,944.45
   Jan 2 2007                                                 $9,029,972.93
   Jul 2 2007                                                 $9,426,188.99
   Jan 2 2008                                                 $9,029,972.93
   Jul 2 2008                                                $27,069,972.93
   Jan 2 2009                                                 $8,196,795.53
   Jul 2 2009                                                $28,616,795.53
   Jan 2 2010                                                 $7,253,697.83
   Jul 2 2010                                                $19,323,697.83
   Jan 2 2011                                                 $6,696,244.88
   Jul 2 2011                                                $23,313,612.14
   Jan 2 2012                                                 $5,928,771.77
   Jul 2 2012                                                $25,338,771.77
   Jan 2 2013                                                 $5,032,320.92
   Jul 2 2013                                                 $5,032,320.92
   Jan 2 2014                                                 $5,032,320.92
   Jul 2 2014                                                 $5,032,320.92
   Jan 2 2015                                                 $5,032,320.92
   Jul 2 2015                                                 $5,032,320.92
   Jan 2 2016                                                 $5,032,320.92
   Jul 2 2016                                                 $5,032,320.92
   Jan 2 2017                                                 $5,032,320.92
   Jul 2 2017                                                 $5,032,320.92
   Jan 2 2018                                                 $5,032,320.92
   Jul 2 2018                                                $36,585,320.92
   Jan 2 2019                                                 $3,504,997.96
   Jul 2 2019                                                $48,421,997.96


Conemaugh                   Periodic Lease Rent, 1                       8/18/00

                                                                    SCHEDULE 1-A
                                                                              TO
                                                                  FACILITY LEASE

                              PERIODIC LEASE RENT


     RENT
    PAYMENT                                            PERIODIC LEASE
     DATE                                                   RENT
     ----                                                   ----

Jan 2 2020                                              $1,330,790.57
Jul 2 2020                                              $1,889,870.86
Jan 2 2021                                              $2,460,476.62
Jul 2 2021                                             $30,082,219.82
Jan 2 2022                                              $2,639,604.25
Jul 2 2022                                              $4,129,590.85
Jan 2 2023                                              $2,766,877.57
Jul 2 2023                                              $2,881,796.38
Jan 2 2024                                              $2,891,697.40
Jul 2 2024                                              $3,007,817.87
Jan 2 2025                                              $3,018,151.87
Jul 2 2025                                              $3,139,230.66
Jan 2 2026                                              $4,518,345.35
Jul 2 2026                                                      $0.00
Jan 2 2027                                              $8,603,225.19
Jul 2 2027                                                      $0.00
Jan 2 2028                                                      $0.00
Jul 2 2028                                                      $0.00
Jan 2 2029                                                      $0.00
Jul 2 2029                                             $14,521,067.82
Jan 2 2030                                                      $0.00
Jul 2 2030                                                      $0.00
Jan 2 2031                                                      $0.00
Jul 2 2031                                                      $0.00
Jan 2 2032                                                      $0.00
Jul 2 2032                                                      $0.00
Jan 2 2033                                                      $0.00
Jul 2 2033                                                      $0.00
Jan 2 2034                                                      $0.00
May 24 2034                                                     $0.00




Conemaugh                Periodic Lease Rent, 2                         8/18/00

                                                                    SCHEDULE 1-B
                                                                              TO
                                                                  FACILITY LEASE

                                 ALLOCATED RENT


             RENT PAYMENT PERIOD

           FROM                TO                      ALLOCATED RENT
           ----                --                      --------------
        Aug 24 2000        Nov 24 2000                         $0.00
        Nov 24 2000        Jan 2 2001                  $2,410,684.74
        Jan 2 2001         Jul 2 2001                          $0.00
        Jul 2 2001         Jan 2 2002                 $22,901,859.47
        Jan 2 2002         Jul 2 2002                          $0.00
        Jul 2 2002         Jan 2 2003                 $22,837,709.60
        Jan 2 2003         Jul 2 2003                          $0.00
        Jul 2 2003         Jan 2 2004                 $22,838,067.98
        Jan 2 2004         Jul 2 2004                          $0.00
        Jul 2 2004         Jan 2 2005                 $22,838,065.98
        Jan 2 2005         Jul 2 2005                          $0.00
        Jul 2 2005         Jan 2 2006                 $22,838,065.99
        Jan 2 2006         Jul 2 2006                          $0.00
        Jul 2 2006         Jan 2 2007                 $22,838,065.99
        Jan 2 2007         Jul 2 2007                          $0.00
        Jul 2 2007         Jan 2 2008                 $22,838,065.99
        Jan 2 2008         Jul 2 2008                          $0.00
        Jul 2 2008         Jan 2 2009                 $22,838,065.99
        Jan 2 2009         Jul 2 2009                          $0.00
        Jul 2 2009         Jan 2 2010                 $22,838,065.99
        Jan 2 2010         Jul 2 2010                          $0.00
        Jul 2 2010         Jan 2 2011                 $22,838,065.99
        Jan 2 2011         Jul 2 2011                          $0.00
        Jul 2 2011         Jan 2 2012                 $22,838,065.99
        Jan 2 2012         Jul 2 2012                 $22,711,187.85
        Jul 2 2012         Jan 2 2013                          $0.00
        Jan 2 2013         Jul 2 2013                 $22,838,065.99
        Jul 2 2013         Jan 2 2014                          $0.00
        Jan 2 2014         Jul 2 2014                 $22,838,065.99
        Jul 2 2014         Jan 2 2015                          $0.00
        Jan 2 2015         Jul 2 2015                 $22,838,065.99
        Jul 2 2015         Jan 2 2016                          $0.00
        Jan 2 2016         Jul 2 2016                 $22,838,065.99
        Jul 2 2016         Jan 2 2017                          $0.00
        Jan 2 2017         Jul 2 2017                 $24,628,464.12
        Jul 2 2017         Jan 2 2018                          $0.00
        Jan 2 2018         Jul 2 2018                 $27,913,186.18
        Jul 2 2018         Jan 2 2019                          $0.00
        Jan 2 2019         Jul 2 2019                 $27,913,186.18
        Jul 2 2019         Jan 2 2020                          $0.00
        Jan 2 2020         Jul 2 2020                 $27,913,186.18
        Jul 2 2020         Jan 2 2021                          $0.00
        Jan 2 2021         Jul 2 2021                 $27,913,186.18
        Jul 2 2021         Jan 2 2022                          $0.00
        Jan 2 2022         Jul 2 2022                 $27,913,186.18
        Jul 2 2022         Jan 2 2023                          $0.00
        Jan 2 2023         Jul 2 2023                 $27,913,186.18
        Jul 2 2023         Jan 2 2024                          $0.00
        Jan 2 2024         Jul 2 2024                 $27,913,186.18
        Jul 2 2024         Jan 2 2025                          $0.00
        Jan 2 2025         Jul 2 2025                 $27,913,186.18
        Jul 2 2025         Jan 2 2026                          $0.00
        Jan 2 2026         Jul 2 2026                 $27,913,186.18
        Jul 2 2026         Jan 2 2027                          $0.00
        Jan 2 2027         Jul 2 2027                 $27,913,186.18
        Jul 2 2027         Jan 2 2028                          $0.00
        Jan 2 2028         Jul 2 2028                 $27,913,186.18
        Jul 2 2028         Jan 2 2029                          $0.00
        Jan 2 2029         Jul 2 2029                 $27,913,186.18
        Jul 2 2029         Jan 2 2030                          $0.00
        Jan 2 2030         Jul 2 2030                 $27,913,186.18
        Jul 2 2030         Jan 2 2031                          $0.00
        Jan 2 2031         Jul 2 2031                 $27,913,186.18
        Jul 2 2031         Jan 2 2032                          $0.00
        Jan 2 2032         Jul 2 2032                 $27,913,186.18
        Jul 2 2032         Jan 2 2033                          $0.00
        Jan 2 2033         Jul 2 2033                 $27,913,186.18


Conemaugh                      Allocated Rent, 1                      8/18/00

                                                                    SCHEDULE 1-B
                                                                              TO
                                                                  FACILITY LEASE

                                 ALLOCATED RENT


             RENT PAYMENT PERIOD

           FROM                TO                      ALLOCATED RENT
           ----                --                      --------------
        Jul 2 2033         Jan 2 2034                          $0.00
        Jan 2 2034         May 24 2034                $11,087,737.85













Conemaugh                     Allocated Rent, 2                        8/18/00

                                                                    SCHEDULE 1-C
                                                                              TO
                                                                  FACILITY LEASE



                                SECTION 467 LOAN

                     DEBT                                                           SECTION 467 LOAN
  DATE              SERVICE             INTEREST (1)             PRINCIPAL             BALANCE (2)
  ----              -------             ------------             ---------           -----------
Aug 24 2000             $0.00                  $0.00                    $0.00                  $0.00
Nov 24 2000        ($6,438.06)                 $0.00               ($6,438.06)             $6,438.06
Jan  2 2001    ($5,886,866.45)                $45.80           ($5,886,912.25)         $5,893,350.31
Jun  2 2001   ($13,279,267.82)           $198,605.91          ($13,477,873.72)        $19,371,224.03
Jan  2 2002   ($13,511,079.96)           $652,810.25          ($14,163,890.21)        $33,535,114.24
Jul  2 2002   ($26,901,066.63)         $1,130,133.35          ($28,031,199.98)        $61,566,314.22
Jan  2 2003    $12,996,654.90          $2,074,784.79           $10,921,870.11         $50,644,444.10
Jul  2 2003    ($9,841,223.28)         $1,706,717.77          ($11,547,941.04)        $62,192,385.14
Jan  2 2004    $12,997,013.28          $2,095,883.38           $10,901,129.90         $51,291,255.24
Jul  2 2004   ($12,120,828.84)         $1,728,515.30          ($13,849,344.14)        $65,140,599.38
Jan  2 2005    $13,094,284.62          $2,195,238.20           $10,899,046.42         $54,241,552.95
Jul  2 2005   ($14,743,781.36)         $1,827,940.33          ($16,571,721.69)        $70,813,274.65
Jan  2 2006    $13,308,134.63          $2,386,407.36           $10,921,727.28         $59,891,547.37
Jul  2 2006   ($20,356,944.45)         $2,018,345.15          ($22,375,289.59)        $82,266,836.96
Jan  2 2007    $13,808,093.06          $2,772,392.41           $11,035,700.66         $71,231,136.30
Jul  2 2007    ($9,426,188.99)         $2,400,489.29          ($11,826,678.28)        $83,057,814.58
Jan  2 2008    $13,808,093.06          $2,799,048.35           $11,009,044.71         $72,048,769.87
Jul  2 2008   ($27,069,972.93)         $2,428,043.54          ($29,498,016.47)       $101,546,786.34
Jan  2 2009    $14,641,270.46          $3,422,126.70           $11,219,143.76         $90,327,642.58
Jul  2 2009   ($28,616,795.53)         $3,044,041.55          ($31,660,837.08)       $121,988,479.66
Jan  2 2010    $15,584,368.16          $4,111,011.76           $11,473,356.40        $110,515,123.26
Jul  2 2010   ($19,323,697.83)         $3,724,359.65          ($23,048,057.48)       $133,563,180.74
Jan  2 2011    $16,141,821.11          $4,501,079.19           $11,640,741.92        $121,922,438.82
Jul  2 2011   ($23,313,612.14)         $4,108,786.19          ($27,422,398.32)       $149,344,837.14
Jan  2 2012    $16,909,294.22          $5,032,921.01           $11,876,373.21        $137,468,463.93
Jul  2 2012    ($2,627,583.92)         $4,632,687.23           ($7,260,271.15)       $144,728,735.08
Jan  2 2013    ($5,032,320.92)         $4,877,358.37           ($9,909,679.29)       $154,638,414.37
Jul  2 2013    $17,805,745.07          $5,211,314.56           $12,594,430.51        $142,043,983.86
Jan  2 2014    ($5,032,320.92)         $4,786,882.26           ($9,819,203.17)       $151,863,187.04
Jul  2 2014    $17,805,745.07          $5,117,789.40           $12,687,955.67        $139,175,231.37
Jan  2 2015    ($5,032,320.92)         $4,690,205.30           ($9,722,526.21)       $148,897,757.58
Jul  2 2015    $17,805,745.07          $5,017,854.43           $12,787,890.64        $136,109,866.94
Jan  2 2016    ($5,032,320.92)         $4,586,902.52           ($9,619,223.43)       $145,729,090.37
Jul  2 2016    $17,805,745.07          $4,911,070.35           $12,894,674.73        $132,834,415.64
Jan  2 2017    ($5,032,320.92)         $4,476,519.81           ($9,508,840.72)       $142,343,256.36
Jul  2 2017    $19,596,143.20          $4,796,967.74           $14,799,175.46        $127,544,080.90
Jan  2 2018    ($5,032,320.92)         $4,298,235.53           ($9,330,556.45)       $136,874,637.35
Jul  2 2018    ($8,672,134.74)         $4,612,675.28          ($13,284,810.02)       $150,159,447.37
Jan  2 2019    ($3,504,997.96)         $5,060,373.38           ($8,565,371.34)       $158,724,818.71
Jul  2 2019   ($20,508,811.78)         $5,349,026.39          ($25,857,838.17)       $184,582,656.88



Conemaugh                         467 Loan, 1                            8/21/00

                                                                    SCHEDULE 1-C
                                                                              TO
                                                                  FACILITY LEASE

                               SECTION 467 LOAN

                   DEBT                                                  SECTION 467 LOAN
   DATE          SERVICE          INTEREST(1)         PRINCIPAL             BALANCE(2)
   ----          -------          -----------         ---------             ----------
Jan 2 2020    ($1,330,790.57)    $6,220,435.54      ($7,551,226.11)      $192,133,882.98
Jul 2 2020    $26,023,315.32     $6,474,911.86      $19,548,403.46       $172,585,479.52
Jan 2 2021    ($2,460,476.62     $5,816,130.66      ($8,276,607.28)      $180,862,086.80
Jul 2 2021    ($2,169,033.64)    $6,095,052.33      ($8,264,085.97)      $189,126,172.76
Jan 2 2022    ($2,639,604.25)    $6,373,552.02      ($9,013,156.27)      $198,139,329.04
Jul 2 2022    $23,783,595.33     $6,677,295.39      $17,106,299.94       $181,033,029.09
Jan 2 2023    ($2,766,877.57)    $6,100,813.08      ($8,867,690.65)      $189,900,719.74
Jul 2 2023    $25,031,389.80     $6,399,654.26      $18,631,735.54       $171,268,984.20
Jan 2 2024    ($2,891,697.40)    $5,771,764.77      ($8,663,462.17)      $179,932,446.37
Jul 2 2024    $24,905,368.31     $6,063,723.44      $18,841,644.87       $161,090,801.50
Jan 2 2025    ($3,018,151.87)    $5,428,760.01      ($8,446,911.88)      $169,537,713.38
Jul 2 2025    $24,773,955.52     $5,713,420.94      $19,060,534.58       $150,477,178.80
Jan 2 2026    ($4,518,345.35)    $5,071,080.93      ($9,589,426.28)      $160,066,605.08
Jul 2 2026    $27,913,186.18     $5,394,244.59      $22,518,941.59       $137,547,663.49
Jan 2 2027    ($8,603,225.19)    $4,635,356.26     ($13,238,581.45)      $150,786,244.94
Jul 2 2027    $27,913,186.18     $5,081,496.45      $22,831,689.73       $127,954,555.21
Jan 2 2028             $0.00     $4,312,068.51      ($4,312,068.51)      $132,266,623.72
Jul 2 2028    $27,913,186.18     $4,457,385.22      $23,455,800.96       $108,810,822.76
Jan 2 2029             $0.00     $3,666,924.73      ($3,666,924.73)      $112,477,747.49
Jul 2 2029    $13,392,118.36     $3,790,500.09       $9,601,618.27       $102,876,129.22
Jan 2 2030             $0.00     $3,466,925.55      ($3,466,925.55)      $106,343,054.78
Jul 2 2030    $27,913,186.18     $3,583,760.95      $24,329,425.23        $82,013,629.54
Jan 2 2031             $0.00     $2,763,859.32      ($2,763,859.32)       $84,777,488.86
Jul 2 2031    $27,913,186.18     $2,857,001.37      $25,056,184.81        $59,721,304.05
Jan 2 2032             $0.00     $2,012,607.95      ($2,012,607.95)       $61,733,912.00
Jul 2 2032    $27,913,186.18     $2,080,432.83      $25,832,753.35        $35,901,158.65
Jan 2 2033             $0.00     $1,209,869.05      ($1,209,869.05)       $37,111,027.70
Jul 2 2033    $27,913,186.18     $1,250,641.63      $26,662,544.55        $10,448,483.15
Jan 2 2034             $0.00       $352,113.88        ($352,113.88)       $10,800,597.03
May 24 2034   $11,087,736.91       $287,139.87      $10,800,597.03                 $0.00

     Footnotes:
     ----------

     (1) Positive amounts reflect Lessor Section 467 Interest and negative amounts reflect Lessee Section 467 Interest.

     (2) Positive amounts reflect Lessor Section 467 Loan Balance and negative amounts reflect Lessee Section 467 Loan Balance


Conemaugh                           467 Loan, 2                         8/21/00

                                                                      SCHEDULE 2
                                                                              to
                                                                  Facility Lease


                               TERMINATION VALUES

  TERMINATION                                                TERMINATION
     DATE                                                       VALUE
  -----------                                                -----------
  Sep 24 2000                                              $309,465,610.62
  Oct 24 2000                                              $311,980,624.59
  Nov 24 2000                                              $314,499,538.93
  Dec 24 2000                                              $317,015,872.95
  Jan 2 2001                                               $318,523,334.55
  Feb 2 2001                                               $312,723,857.70
  Mar 2 2001                                               $315,225,717.10
  Apr 2 2001                                               $317,731,387.48
  May 2 2001                                               $320,219,120.04
  Jun 2 2001                                               $322,710,567.36
  Jul 2 2001                                               $325,183,979.98
  Aug 2 2001                                               $314,370,054.82
  Sep 2 2001                                               $316,839,035.36
  Oct 2 2001                                               $319,289,903.79
  Nov 2 2001                                               $321,744,311.53
  Dec 2 2001                                               $324,202,282.82
  Jan 2 2002                                               $327,234,581.93
  Feb 2 2002                                               $293,088,029.74
  Mar 2 2002                                               $295,357,904.71
  Apr 2 2002                                               $297,631,291.29
  May 2 2002                                               $299,888,465.41
  Jun 2 2002                                               $302,149,064.69
  Jul 2 2002                                               $304,393,364.45
  Aug 2 2002                                               $279,623,312.49
  Sep 2 2002                                               $281,757,687.56
  Oct 2 2002                                               $283,875,697.89
  Nov 2 2002                                               $285,996,980.10
  Dec 2 2002                                               $288,121,556.62
  Jan 2 2003                                               $290,767,067.08
  Feb 2 2003                                               $283,037,362.55
  Mar 2 2003                                               $285,151,939.62
  Apr 2 2003                                               $287,269,765.73
  May 2 2003                                               $289,372,625.90
  Jun 2 2003                                               $291,478,655.39
  Jul 2 2003                                               $293,569,638.67
  Aug 2 2003                                               $285,822,485.38
  Sep 2 2003                                               $287,919,665.10
  Oct 2 2003                                               $290,001,738.60
  Nov 2 2003                                               $292,086,840.20
  Dec 2 2003                                               $294,174,990.72
  Jan 2 2004                                               $296,744,226.46


Conemaugh                       Termination Values, 1                    8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

  TERMINATION                                                TERMINATION
     DATE                                                       VALUE
  -----------                                                -----------
Feb 2 2004                                                 $288,979,121.32
Mar 2 2004                                                 $291,058,057.74
Apr 2 2004                                                 $293,140,001.55
May 2 2004                                                 $295,208,020.40
Jun 2 2004                                                 $297,278,972.42
Jul 2 2004                                                 $299,335,924.76
Aug 2 2004                                                 $289,258,635.39
Sep 2 2004                                                 $291,305,052.04
Oct 2 2004                                                 $293,337,412.65
Nov 2 2004                                                 $295,372,574.45
Dec 2 2004                                                 $297,410,556.71
Jan 2 2005                                                 $299,895,732.04
Feb 2 2005                                                 $292,178,563.49
Mar 2 2005                                                 $294,207,938.89
Apr 2 2005                                                 $296,240,095.88
May 2 2005                                                 $298,259,328.69
Jun 2 2005                                                 $300,281,274.21
Jul 2 2005                                                 $302,290,226.18
Aug 2 2005                                                 $289,522,397.99
Sep 2 2005                                                 $291,501,012.23
Oct 2 2005                                                 $293,466,580.97
Nov 2 2005                                                 $295,434,740.25
Dec 2 2005                                                 $297,405,507.93
Jan 2 2006                                                 $299,791,066.26
Feb 2 2006                                                 $292,221,341.21
Mar 2 2006                                                 $294,184,102.18
Apr 2 2006                                                 $296,149,435.44
May 2 2006                                                 $298,102,880.91
Jun 2 2006                                                 $300,058,835.47
Jul 2 2006                                                 $302,002,838.61
Aug 2 2006                                                 $283,508,995.58
Sep 2 2006                                                 $285,374,558.77
Oct 2 2006                                                 $287,228,122.90
Nov 2 2006                                                 $289,084,084.10
Dec 2 2006                                                 $290,942,458.92
Jan 2 2007                                                 $293,182,740.16
Feb 2 2007                                                 $286,001,442.81
Mar 2 2007                                                 $287,852,482.91
Apr 2 2007                                                 $289,705,903.87
May 2 2007                                                 $291,548,365.14
Jun 2 2007                                                 $293,393,149.15

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

       TERMINATION                                     TERMINATION
          DATE                                            VALUE
       -----------                                     -----------
       Jul 2 2007                                    $295,226,914.95
       Aug 2 2007                                    $287,632,488.65
       Sep 2 2007                                    $289,466,501.71
       Oct 2 2007                                    $291,289,423.72
       Nov 2 2007                                    $293,114,536.22
       Dec 2 2007                                    $294,941,854.39
       Jan 2 2008                                    $297,121,492.48
       Feb 2 2008                                    $289,909,846.84
       Mar 2 2008                                    $291,730,334.19
       Apr 2 2008                                    $293,552,996.58
       May 2 2008                                    $295,364,832.93
       Jun 2 2008                                    $297,178,785.76
       Jul 2 2008                                    $298,981,853.59
       Aug 2 2008                                    $273,578,142.73
       Sep 2 2008                                    $275,246,476.23
       Oct 2 2008                                    $276,903,879.38
       Nov 2 2008                                    $278,563,294.02
       Dec 2 2008                                    $280,224,734.12
       Jan 2 2009                                    $282,229,379.13
       Feb 2 2009                                    $275,685,012.00
       Mar 2 2009                                    $277,339,418.99
       Apr 2 2009                                    $278,995,818.35
       May 2 2009                                    $280,641,651.74
       Jun 2 2009                                    $282,289,419.54
       Jul 2 2009                                    $283,926,563.03
       Aug 2 2009                                    $256,791,603.70
       Sep 2 2009                                    $258,275,328.66
       Oct 2 2009                                    $259,748,383.36
       Nov 2 2009                                    $261,223,267.46
       Dec 2 2009                                    $262,699,993.76
       Jan 2 2010                                    $264,508,103.76
       Feb 2 2010                                    $258,722,197.32
       Mar 2 2010                                    $260,191,783.40
       Apr 2 2010                                    $261,663,176.76
       May 2 2010                                    $263,124,223.61
       Jun 2 2010                                    $264,587,020.09
       Jul 2 2010                                    $266,039,412.03
       Aug 2 2010                                    $248,076,888.52
       Sep 2 2010                                    $249,439,765.90
       Oct 2 2010                                    $250,792,191.90
       Nov 2 2010                                    $252,146,261.92


Conemaugh                     Termination Values, 3                     8/18/00

                                                                      SCHEDULE 2
                                                                              to
                                                                  Facility Lease


                               TERMINATION VALUES

  TERMINATION                                                TERMINATION
     DATE                                                       VALUE
  -----------                                                -----------
  Dec 2 2000                                               $253,501,987.53
  Jan 2 2011                                               $255,178,272.56
  Feb 2 2011                                               $249,828.850.05
  Mar 2 2011                                               $251,177.279.58
  Apr 2 2011                                               $252,527,327.60
  May 2 2011                                               $253,867,223.84
  Jun 2 2011                                               $255,208,681.05
  Jul 2 2011                                               $256,539,928.58
  Aug 2 2011                                               $234,431,154.47
  Sep 2 2011                                               $235,637,505.83
  Oct 2 2011                                               $236,833,599.53
  Nov 2 2011                                               $238,031,147.63
  Dec 2 2011                                               $239,230,160.46
  Jan 2 2012                                               $240,739,456.62
  Feb 2 2012                                               $236,000,796.26
  Mar 2 2012                                               $237,192,322.83
  Apr 2 2012                                               $238,385,274.62
  May 2 2012                                               $239,569,096.66
  Jun 2 2012                                               $240,754,292.15
  Jul 2 2012                                               $241,930,305.79
  Aug 2 2012                                               $217,619,460.19
  Sep 2 2012                                               $218,648,716.83
  Oct 2 2012                                               $219,668,748.32
  Nov 2 2012                                               $220,690,057.27
  Dec 2 2012                                               $221,712,652,83
  Jan 2 2013                                               $223,013,465.18
  Feb 2 2013                                               $218,995,703.57
  Mar 2 2013                                               $220,011,504.80
  Apr 2 2013                                               $221,028,556.87
  May 2 2013                                               $222,036,693.46
  Jun 2 2013                                               $223,046,029.53
  Jul 2 2013                                               $224,046,398.40
  Aug 2 2013                                               $220,015,593.79
  Sep 2 2013                                               $221,018,265.83
  Oct 2 2013                                               $222,011,926.68
  Nov 2 2013                                               $223,006,690.66
  Dec 2 2013                                               $224,002,565.80
  Jan 2 2014                                               $225,266,264.74
  Feb 2 2014                                               $221,221,820.86
  Mar 2 2014                                               $222,210,763.61
  Apr 2 2014                                               $223,200,779.88



Conemaugh                       Termination Values, 4                    8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

  TERMINATION                                                TERMINATION
     DATE                                                       VALUE
  -----------                                                -----------
  May 2 2014                                               $224,181,881.40
  Jun 2 2014                                               $225,164,003.99
  Jul 2 2014                                               $226,137,159.04
  Aug 2 2014                                               $222,078,961.11
  Sep 2 2014                                               $223,054,059.20
  Oct 2 2014                                               $224,020,143.49
  Nov 2 2014                                               $224,987,149.16
  Dec 2 2014                                               $225,955,083.08
  Jan 2 2015                                               $227,185,959.80
  Feb 2 2015                                               $223,113,385.75
  Mar 2 2015                                               $224,074,013.09
  Apr 2 2015                                               $225,035,527.53
  May 2 2015                                               $225,988,131.90
  Jun 2 2015                                               $226,941,569.83
  Jul 2 2015                                               $227,886,043.81
  Aug 2 2015                                               $223,798,976.20
  Sep 2 2015                                               $224,745,014.80
  Oct 2 2015                                               $225,682,040.87
  Nov 2 2015                                               $226,619,797.37
  Dec 2 2015                                               $227,558,289.95
  Jan 2 2016                                               $228,754,491.26
  Feb 2 2016                                               $224,652,281.46
  Mar 2 2016                                               $225,583,078.50
  Apr 2 2016                                               $226,514,566.84
  May 2 2016                                               $227,437,153.50
  Jun 2 2016                                               $228,360,376.81
  Jul 2 2016                                               $229,274,643.46
  Aug 2 2016                                               $225,157,170.49
  Sep 2 2016                                               $226,072,604.45
  Oct 2 2016                                               $226,979,030.76
  Nov 2 2016                                               $227,885,987.08
  Dec 2 2016                                               $228,793,477.78
  Jan 2 2017                                               $229,953,089.58
  Feb 2 2017                                               $225,819,677.49
  Mar 2 2017                                               $226,719,068.08
  Apr 2 2017                                               $227,618,944.51
  May 2 2017                                               $228,511,674.77
  Jun 2 2017                                               $229,404,847.02
  Jul 2 2017                                               $230,290,828.96
  Aug 2 2017                                               $226,144,887.55
  Sep 2 2017                                               $227,031,668.16



Conemaugh                       Termination Values, 5                    8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE

                               TERMINATION VALUES

TERMINATION                                                          TERMINATION
  DATE                                                                  VALUE
  ----                                                                  -----
Oct 2 2017                                                         $227,911,217.34
Nov 2 2017                                                         $228,791,122.71
Dec 2 2017                                                         $229,671,387.55
Jan 2 2018                                                         $230,752,164.69
Feb 2 2018                                                         $226,593,149.32
Mar 2 2018                                                         $227,466,771.93
Apr 2 2018                                                         $228,340,714.67
May 2 2018                                                         $229,211,331.37
Jun 2 2018                                                         $230,082,249.50
Jul 2 2018                                                         $230,949,822.78
Aug 2 2018                                                         $194,977,803.86
Sep 2 2018                                                         $195,591,391.27
Oct 2 2018                                                         $196,201,617.72
Nov 2 2018                                                         $196,812,110.54
Dec 2 2018                                                         $197,422,872.51
Jan 2 2019                                                         $198,129,557.19
Feb 2 2019                                                         $195,232,193.85
Mar 2 2019                                                         $195,840,081.12
Apr 2 2019                                                         $196,448,223.80
May 2 2019                                                         $197,054,806.30
Jun 2 2019                                                         $197,661,637.39
Jul 2 2019                                                         $198,268,719.83
Aug 2 2019                                                         $150,091,690.54
Sep 2 2019                                                         $150,336,916.16
Oct 2 2019                                                         $150,582,401.58
Nov 2 2019                                                         $150,828,149.68
Dec 2 2019                                                         $151,074,163.38
Jan 2 2020                                                         $151,373,496.04
Feb 2 2020                                                         $150,289,259.22
Mar 2 2020                                                         $150,536,087.50
Apr 2 2020                                                         $150,783,193.35
May 2 2020                                                         $151,030,579.86
Jun 2 2020                                                         $151,278,250.13
Jul 2 2020                                                         $151,532,187.35
Aug 2 2020                                                         $149,890,563.77
Sep 2 2020                                                         $150,139,104.35
Oct 2 2020                                                         $150,393,921.54
Nov 2 2020                                                         $150,649,079.39
Dec 2 2020                                                         $150,904,581.52
Jan 2 2021                                                         $151,166,411.60
Feb 2 2021                                                         $148,955,991.63

Conemaugh                     Termination Values, 6                     8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

       TERMINATION                                     TERMINATION
          DATE                                            VALUE
       -----------                                     -----------
       Mar 2 2021                                    $149,206,361.63
       Apr 2 2021                                    $149,457,048.49
       May 2 2021                                    $149,721,693.23
       Jun 2 2021                                    $149,986,754.96
       Jul 2 2021                                    $150,265,875.42
       Aug 2 2021                                    $120,224,405.97
       Sep 2 2021                                    $120,265,491.16
       Oct 2 2021                                    $120,320,552.37
       Nov 2 2021                                    $120,376,048.95
       Dec 2 2021                                    $120,431,985.31
       Jan 2 2022                                    $120,502,003.45
       Feb 2 2022                                    $117,905,214.97
       Mar 2 2022                                    $117,948,388.45
       Apr 2 2022                                    $117,991,923.62
       May 2 2022                                    $118,050,471.09
       Jun 2 2022                                    $118,109,488.27
       Jul 2 2022                                    $118,183,626.56
       Aug 2 2022                                    $114,088,499.16
       Sep 2 2022                                    $114,123,344.81
       Oct 2 2022                                    $114,173,223.48
       Nov 2 2022                                    $114,223,592.83
       Dec 2 2022                                    $114,274,457.87
       Jan 2 2023                                    $114,340,470.27
       Feb 2 2023                                    $111,610,413.80
       Mar 2 2023                                    $111,647,643.23
       Apr 2 2023                                    $111,685,285.53
       May 2 2023                                    $111,738,652.62
       Jun 2 2023                                    $111,792,546.25
       Jul 2 2023                                    $111,862,279.16
       Aug 2 2023                                    $109,019,822.84
       Sep 2 2023                                    $109,059,599.15
       Oct 2 2023                                    $109,115,123.92
       Nov 2 2023                                    $109,171,199.15
       Dec 2 2023                                    $109,227,830.51
       Jan 2 2024                                    $109,300,331.07
       Feb 2 2024                                    $106,450,664.96
       Mar 2 2024                                    $106,493,162.37
       Apr 2 2024                                    $106,536,131.07
       May 2 2024                                    $106,595,553.02
       Jun 2 2024                                    $106,655,565.80
       Jul 2 2024                                    $106,732,152.24


Conemaugh                     Termination Values, 7                      8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

       TERMINATION                                     TERMINATION
          DATE                                            VALUE
       -----------                                     -----------
       Aug 2 2024                                    $103,769,241.05
       Sep 2 2024                                    $103,814,645.72
       Oct 2 2024                                    $103,876,530.66
       Nov 2 2024                                    $103,939,033.74
       Dec 2 2024                                    $104,002,161.37
       Jan 2 2025                                    $104,081,896.73
       Feb 2 2025                                    $101,111,723.60
       Mar 2 2025                                    $101,160,234.42
       Apr 2 2025                                    $101,209,283.21
       May 2 2025                                    $101,275,550.70
       Jun 2 2025                                    $101,342,481.96
       Jul 2 2025                                    $101,426,758.64
       Aug 2 2025                                     $98,338,788.97
       Sep 2 2025                                     $98,390,618.42
       Oct 2 2025                                     $98,459,697.42
       Nov 2 2025                                     $98,529,471.36
       Dec 2 2025                                     $98,599,947.48
       Jan 2 2026                                     $98,687,807.84
       Feb 2 2026                                     $94,224,230.25
       Mar 2 2026                                     $94,279,605.36
       Apr 2 2026                                     $94,335,594.57
       May 2 2026                                     $94,394,887.55
       Jun 2 2026                                     $94,454,826.62
       Jul 2 2026                                     $94,532,837.60
       Aug 2 2026                                     $94,611,627.81
       Sep 2 2026                                     $94,691,205.31
       Oct 2 2026                                     $94,788,996.96
       Nov 2 2026                                     $94,887,711.14
       Dec 2 2026                                     $94,987,356.99
       Jan 2 2027                                     $95,105,362.44
       Feb 2 2027                                     $86,564,654.67
       Mar 2 2027                                     $86,627,865.38
       Apr 2 2027                                     $86,691,777.09
       May 2 2027                                     $86,756,397.55
       Jun 2 2027                                     $86,821,734.63
       Jul 2 2027                                     $86,887,796.28
       Aug 2 2027                                     $86,954,590.52
       Sep 2 2027                                     $87,022,125.50
       Oct 2 2027                                     $87,108,455.92
       Nov 2 2027                                     $87,195,666.75
       Dec 2 2027                                     $87,283,767.24


Conemaugh                     Termination Values, 8                      8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

  TERMINATION                                                TERMINATION
     DATE                                                       VALUE
  -----------                                                -----------
  Jan 2 2028                                                $87,390,813.21
  Feb 2 2028                                                $87,498,890.78
  Mar 2 2028                                                $87,608,010.32
  Apr 2 2028                                                $87,718,182.32
  May 2 2028                                                $87,848,713.67
  Jun 2 2028                                                $87,980,450.48
  Jul 2 2028                                                $88,132,700.76
  Aug 2 2028                                                $88,286,311.75
  Sep 2 2028                                                $88,441,296.29
  Oct 2 2028                                                $88,616,963.67
  Nov 2 2028                                                $88,794,162.39
  Dec 2 2028                                                $88,972,906.59
  Jan 2 2029                                                $89,172,506.85
  Feb 2 2029                                                $89,373,812.98
  Mar 2 2029                                                $89,576,840.43
  Apr 2 2029                                                $89,781,604.80
  May 2 2029                                                $90,008,275.38
  Jun 2 2029                                                $90,236,852.08
  Jul 2 2029                                                $90,487,505.43
  Aug 2 2029                                                $76,062,788.03
  Sep 2 2029                                                $76,160,167.22
  Oct 2 2029                                                $76,278,739.85
  Nov 2 2029                                                $76,398,501.19
  Dec 2 2029                                                $76,519,463.56
  Jan 2 2030                                                $76,661,792.95
  Feb 2 2030                                                $76,805,485.94
  Mar 2 2030                                                $76,950,556.21
  Apr 2 2030                                                $77,097,017.55
  May 2 2030                                                $77,265,931.79
  Jun 2 2030                                                $77,436,408.78
  Jul 2 2030                                                $77,629,511.63
  Aug 2 2030                                                $77,824,351.45
  Sep 2 2030                                                $78,020,944.75
  Oct 2 2030                                                $78,240,356.08
  Nov 2 2030                                                $78,461,698.05
  Dec 2 2030                                                $78,684,988.62
  Jan 2 2031                                                $78,931,293.85
  Feb 2 2031                                                $79,179,727.83
  Mar 2 2031                                                $79,430,310.05
  Apr 2 2031                                                $79,683,060.19
  May 2 2031                                                $79,960,503.17


Conemaugh                       Termination Values, 9                    8/18/00

                                                                      SCHEDULE 2
                                                                              TO
                                                                  FACILITY LEASE


                               TERMINATION VALUES

       TERMINATION                                    TERMINATION
          DATE                                           VALUE
       -----------                                    -----------
       Jun 2 2031                                    $80,240,307.60
       Jul 2 2031                                    $80,544,999.84
       Aug 2 2031                                    $80,852,249.94
       Sep 2 2031                                    $81,162,080.67
       Oct 2 2031                                    $81,497,020.09
       Nov 2 2031                                    $81,834,739.86
       Dec 2 2031                                    $82,175,264.49
       Jan 2 2032                                    $82,541,123.69
       Feb 2 2032                                    $82,909,990.90
       Mar 2 2032                                    $83,281,892.42
       Apr 2 2032                                    $83,656,854.62
       May 2 2032                                    $84,058,966.25
       Jun 2 2032                                    $84,464,356.40
       Jul 2 2032                                    $84,897,115.43
       Aug 2 2032                                    $85,333,374.07
       Sep 2 2032                                    $85,773,162.26
       Oct 2 2032                                    $86,240,572.25
       Nov 2 2032                                    $86,711,736.70
       Dec 2 2032                                    $87,186,687.52
       Jan 2 2033                                    $87,689,518.90
       Feb 2 2033                                    $88,196,365.47
       Mar 2 2033                                    $88,707,261.14
       Apr 2 2033                                    $89,222,240.06
       May 2 2033                                    $89,767,062.48
       Jun 2 2033                                    $90,316,213.01
       Jul 2 2033                                    $90,895,453.71
       Aug 2 2033                                    $91,479,271.02
       Sep 2 2033                                    $92,067,703.08
       Oct 2 2033                                    $92,686,514.15
       Nov 2 2033                                    $93,310,192.86
       Dec 2 2033                                    $93,938,779.58
       Jan 2 2034                                    $94,598,040.80
       Feb 2 2034                                    $95,262,467.40
       Mar 2 2034                                    $95,932,102.03
       Apr 2 2034                                    $96,606,987.70
       May 2 2034                                    $97,378,997.71
       May 24 2034                                   $97,500,000.00


Conemaugh                     Termination Values, 10                     8/18/00

                                                                       EXHIBIT A
                                                                              TO
                                                                  FACILITY LEASE



CONEMAUGH


                        DESCRIPTION OF THE FACILITY SITE


                  ALL those certain pieces, parcels and lots of land situate in East Wheatfield and West Wheatfield Townships, Indiana County, Commonwealth of Pennsylvania and described in accordance with a survey prepared by Rettew Associates, Inc. dated 5/29/99, as revised, drawing number 983468-05 and being more particularly bounded and described as follows to wit:

TRACT 1:

                  BEGINNING at a point on the westerly line of the Conemaugh River at a corner of lands now or formerly of Pennsylvania Electric Co. (Seward Station) said point being S 31 (degrees) 12'16" E a distance of
         36.42 feet from a rebar (set); thence following the line of the river downstream the following fifty two (52) courses:

         1.       S 70degrees 02'14" W a distance of 265.00 feet to a point;

         2.       S 57degrees 10'04" W a distance of 145.00 feet to a point;

         3.       S 43degrees 43'50" W a distance of 295.00 feet to a point;

         4.       S 22degrees 58'35" W a distance of 85.00 feet to a point;

         5.       S 35degrees 40'12" W a distance of 210.00 feet to a point;

         6.       S 47degrees 58'50" W a distance of 160.00 feet to a point;

         7.       S 38degrees 23'49" W a distance of 110.00 feet to a point;

         8.       S 48degrees 41'21" W a distance of 122.00 feet to a point;

         9.       S 41degrees 24'08" W a distance of 143.00 feet to a point;

         10.      S 52degrees 49'29" W a distance of 165.00 feet to a point;

         11.      S 39degrees 00'01" W a distance of 172.00 feet to a point;

         12.      S 28degrees 57'43" W a distance of 115.00 feet to a point;

         13.      S 36degrees 44'41" W a distance of 290.00 feet to a point;

         14.      S 41degrees 28'11" W a distance of 235.00 feet to a point;

         15.      S 34degrees 17'33" W a distance of 230.00 feet to a point;

         16.      S 34degrees 22'18" W a distance of 295.00 feet to a point;

         17.      S 23degrees 40'28" W a distance of 225.00 feet to a point;

         18.      S 11degrees 37'34" W a distance of 260.00 feet to a point;

         19.      S 17degrees 32'30" W a distance of 465.00 feet to a point;

         20.      S 12degrees 18'01" W a distance of 312.00 feet to a point;

         21.      S 29degrees 45'48" W a distance of 145.00 feet to a point;

         22.      S 48degrees 00'29" W a distance of 190.00 feet to a point;

         23.      S 64degrees 26'53" W a distance of 260.00 feet to a point;

         24.      S 68degrees 32'25" W a distance of 258.00 feet to a point;



                                   EXHIBIT A-1

         25.      S 76degrees 52'53" W a distance of 215.00 feet to a point;

         26.      S 82degrees 35'50" W a distance of 400.00 feet to a point;

         27.      S 87degrees 19'48" W a distance of 140.00 feet to a point;

         28.      N 79degrees 06'32" W a distance of 180.00 feet to a point;

         29.      N 67degrees 27'01" W a distance of 595.00 feet to a point;

         30.      N 44degrees 58'15" W a distance of 240.00 feet to a point;

         31.      N 75degrees 36'27" W a distance of 550.00 feet to a point;

         32.      N 68degrees 36'53" W a distance of 185.00 feet to a point;

         33.      N 75degrees 00'21" W a distance of 120.00 feet to a point;

         34.      N 56degrees 15'01" W a distance of 185.00 feet to a point;

         35.      N 32degrees 28'46" W a distance of 309.00 feet to a point;

         36.      N 21degrees 38'28" W a distance of 455.00 feet to a point;

         37.      N 10degrees 03'10" W a distance of 152.00 feet to a point;

         38.      N 20degrees 42'19" W a distance of 150.00 feet to a point;

         39.      N 32degrees 13'53" W a distance of 303.70 feet to a point;

         40.      N 37degrees 23'43" W a distance of 396.17 feet to a point;

         41.      N 29degrees 48'32" W a distance of 242.00 feet to a point;

         42.      N 39degrees 50'57" W a distance of 215.00 feet to a point;

         43.      N 51degrees 51'45" W a distance of 583.99 feet to a point;

         44.      N 40degrees 36'47" W a distance of 210.00 feet to a point;

         45.      N 56degrees 11'05" W a distance of 205.00 feet to a point;

         46.      N 56degrees 01'50" W a distance of 637.10 feet to a point;

         47.      N 69degrees 17'36" W a distance of 370.00 feet to a point;

         48.      N 75degrees 14'50" W a distance of 371.00 feet to a point;

         49.      N 83degrees 20'21" W a distance of 325.00 feet to a point;

         50.      S 84degrees 52'26" W a distance of 214.00 feet to a point;

         51.      S 43degrees 17'20" W a distance of 250.00 feet to a point;

         52. S 69degrees 59'35" W a distance of 140.00 feet to a point at a corner of lands now or formerly The Florence Mining Company;

thence along said lands the following two (2) courses:

         1.       N 34degrees 25'27" E a distance of 382.32 feet to a rebar
                  (set);

         2. N 31degrees 52'58" E a distance of 142.58 feet to an existing concrete monument at a corner of lands now or formerly Consolidated Rail Corporation;

thence along said lands the following eighteen (18) courses:

         1 Along a line curving to the right and having a radius of 1,777.00 feet, an arc length of 707.42 feet and a chord bearing of N 88degrees 32'12" E a distance of 702.76 feet to a point;

         2.       S 80degrees 03'32" E a distance of 1,212.77 feet to a rebar
                  (set);

         3.       N 09degrees 56'28" E a distance of 27.00 feet to a rebar
                  (set);

         4.       S 80degrees 03'32" E a distance of 1,696.38 feet to a point;

         5.       N 09degrees 43'31" E a distance of 13.55 feet to a point;

         6.       S 80degrees 10'20" E a distance of 3,445.01 feet to a point;

         7. Along a line curving to the left and having a radius of 1,424.87 feet, an arc length of 1,763.91 feet and a chord bearing of N 64degrees 21'48" E a distance of 1,653.41 feet to a point;

         8. Along a line curving to the left and having a radius of 1,910.04 feet, an arc length of 133.35 feet and a chord bearing of N 26degrees 53'56" E a distance of 133.32 feet to a point;

         9.       N 24degrees 53'55" E a distance of 616.60 feet to a point;

         10. Along a line curving to the right and having a radius of 2,467.46 feet, an arc length of 1,390.95 feet and a chord bearing of N 41degrees 02'53" E a distance of 1,372.61 feet to a point;

         11. Along a line curving to the right and having a radius of 1,832.37 feet, an arc length of 582.68 feet and a chord bearing of N 66degrees 21'07" E a distance of 580.23 feet to a point;

         12. Along a line curving to the right and having a radius of 2,546.70 feet, an arc length of 224.75 feet and a chord bearing of N 77degrees 59'24" E a distance of 224.68 feet to a point;

         13.      N 80degrees 31'06" E a distance of 614.19 feet to a point;

         14.      N 80degrees 31'06" E a distance of 37.12 feet to a point;

         15. Along a line curving to the left and having a radius of 1,474.21 feet, an arc length of 469.57 feet and a chord bearing of N 71degrees 23'36" E a distance of 467.59 feet to a point;

         16.      N 62degrees 16'06" E a distance of 473.35 feet to a point;

         17. Along a line curving to the left and having a radius of 2,033.68 feet, an arc length of 523.48 feet and a chord bearing of N 54degrees 53'39" E a distance of 522.04 feet to a point;

         18. S 42degrees 28'48" E a distance of 30.42 feet to a point at a corner of lands now or formerly Pennsylvania Electric Co. (Seward Station);

thence along said lands the following fifteen (15) courses:

         1. Along a line curving to the right and having a radius of 1,943.00 feet, an arc length of 58.15 feet and a chord bearing of S 47degrees 53'06" W a distance of 58.15 feet to a point;

         2.       S 31degrees 47'05" E a distance of 22.00 feet to a point;

         3.       S 58degrees 12'55" W a distance of 105.00 feet to a point;

         4.       S 60degrees 14'58" W a distance of 534.87 feet to a point;

         5.       S 67degrees 20'45" W a distance of 236.48 feet to a point;

         6. S 45degrees 53'21" E a distance of 29.70 feet to an existing concrete monument;

         7.       S 64degrees 33'40" W a distance of 274.00 feet to a point;

         8.       S 68degrees 02'11" W a distance of 91.40 feet to a point;

         9.       S 76degrees 03'18" W a distance of 267.84 feet to a point;

         10.      S 82degrees 02'59" W a distance of 403.57 feet to a rebar
                  (set);

         11.      S 19degrees 17'12" W a distance of 37.60 feet to a point;

         12.      S 74degrees 47'14" W a distance of 503.87 feet to a point;

         13. Along a line curving to the left and having a radius of 1,390.12 feet, an arc length of 425.90 feet and a chord bearing of S 66degrees 00'37" W a distance of 424.24 feet to a point;

         14. Along a line curving to the left and having a radius of 2,441.46 feet, an arc length of 1,193.58 feet and a chord bearing of S 43degrees 13'40" W a distance of 1,181.73 feet to an existing concrete monument;

         15. S 31degrees 12'16" E a distance of 741.23 feet to a point, the place of BEGINNING.

         Containing 367.231 acres.

TRACT 2:

         BEGINNING at a rebar (set) on the northern right-of-way line of S.R. 2008 (Power Plant Road) at a point on line of lands now or formerly Pennsylvania Electric Company "Seward Station"; thence along said right-of-way line the following twenty-four (24) courses:

         1.       S 79degrees 54'23" W a distance of 128.00 feet to a point;

         2.       S 74degrees 11'45" W a distance of 150.75 feet to a point;

         3.       S 79degrees 54'23" W a distance of 38.79 feet to a point;

         4. Along a line curving to the left and having a radius of 779.30 feet, an arc length of 201.81 feet and a chord bearing of S 72degrees 29'15" W a distance of 201.25 feet to a point;

         5.       S 66degrees 14'27" W a distance of 73.90 feet to a point;

         6.       N 80degrees 50'10" W a distance of 68.68 feet to a point;

         7.       S 57degrees 44'33" W a distance of 150.00 feet to a point;

         8.       S 52degrees 47'12" W a distance of 306.16 feet to a point;

         9.       S 45degrees 26'44" W a distance of 206.14 feet to a point;

         10.      S 44degrees 27'14" W a distance of 102.19 feet to a point;

         11.      S 41degrees 56'52" W a distance of 101.97 feet to a point;

         12.      S 41degrees 00'28" W a distance of 203.43 feet to a point;

         13.      S 35degrees 38'58" W a distance of 404.77 feet to a point;

         14.      S 28degrees 25'49" W a distance of 204.86 feet to a point;

         15.      S 21degrees 49'48" W a distance of 100.12 feet to a point;

         16.      S 24degrees 41'33" W a distance of 497.09 feet to a point;

         17. Along a line curving to the right and having a radius of 1,357.46 feet, an arc length of 294.24 feet and a chord bearing of S 30degrees 54'08" W a distance of 293.67 feet to a point;

         18.      S 36degrees 13'19" W a distance of 97.42 feet to a point;

         19. Along a line curving to the right and having a radius of 1,362.46 feet, an arc length of 1,169.95 feet and a chord bearing of S 65degrees 48'43" W a distance of 1,134.33 feet to a point;

         20.      N 84degrees 35'53" W a distance of 97.42 feet to a point;

         21.      N 82degrees 53'45" W a distance of 34.42 feet to a point;

         22.      S 04degrees 05'45" E a distance of 41.74 feet to a point;

         23. Along a line curving to the right and having a radius of 2,145.80 feet, an arc length of 98.30 feet and a chord bearing of N 82degrees 19'08" W a distance of 98.30 feet to a point;

         24. N 80degrees 18'12" W a distance of 1,552.76 feet to a point at a corner of lands now or formerly The Florence Mining Company;

thence along said lands the following seven (7) courses:

         1.       N 05degrees 11'29" E a distance of 990.88 feet to a point;

         2. N 29degrees 18'57" W a distance of 577.43 feet to a point, said point being N 72degrees 37'28" E a distance of 150.00 feet from a rebar (set);

         3. S 72degrees 37'28" W a distance of 931.07 feet to an existing bolt;

         4.       S 43degrees 50'27" E a distance of 339.71 feet to a rebar
                  (set);

         5.       S 85degrees 25'06" W a distance of 1,202.23 feet to a rebar
                  (set);

         6.       N 79degrees 47'42" W a distance of 1,058.49 feet to a rebar
                  (set);

         7. S 67degrees 04'59" W a distance of 113.85 feet to a point in the center of S.R. 2008, said point being S 67degrees 04'59" W a distance of 30.62 feet from a rebar (set);

thence in and along the center of S.R. 2008 and The Florence Mining Company the following nine (9) courses:

         1.       N 51degrees 36'25" W a distance of 107.45 feet to a point;

         2.       N 56degrees 47'44" W a distance of 163.89 feet to a point;

         3.       N 63degrees 12'29" W a distance of 125.67 feet to a point;

         4.       N 68degrees 16'20" W a distance of 99.16 feet to a point;

         5.       N 74degrees 45'31" W a distance of 120.33 feet to a point;

         6.       N 83degrees 26'07" W a distance of 187.30 feet to a point;

         7.       N 89degrees 34'28" W a distance of 378.02 feet to a point;

         8.       S 83degrees 30'38" W a distance of 200.21 feet to a point;

         9.       S 78degrees 52'08" W a distance of 624.77 feet to a P.K. nail
                  (set);

thence continuing along said lands of The Florence Mining Company S
31degrees 46'54" W a distance of 331.32 feet to a rebar (set) along the south side of S.R. 2008 at a corner of other lands of The Florence Mining Company; thence along same and crossing S.R. 2008 the following five (5) courses:

         1.       N 24degrees 05'36" W a distance of 427.77 feet to a rebar
                  (set);

         2.       N 21degrees 29'30" W a distance of 375.00 feet to a rebar
                  (set);

         3. N 34degrees 54'59" W a distance of 299.05 feet to an existing concrete monument;

         4.       N 39degrees 07'02" W a distance of 763.37 feet to a P.K. nail
                  (set) in the center Of S.R. 2011 (Mulligan Hill Road);

         5.       N 61degrees 30'29" W a distance of 163.42 feet to a P.K. nail
                  (set) in the center of S.R. 2011 at a corner of lands now or formerly Wenturine Brother's Lumber, Inc., said P.K. nail being offset S 20degrees 43'00" W a distance of 27.77 feet from an existing concrete monument;

thence along said lands of Wenturine Brother's Lumber, Inc. the following four
(4) courses:

         1. N 20degrees 43'00" E a distance of 959.95 feet to an existing concrete monument;

         2. N 62degrees 51'22" W a distance of 359.09 feet to an existing concrete monument;

         3.       N 62degrees 51'22" W a distance of 231.00 feet to a rebar
                  (set);

         4. S 87degrees 33'44" W a distance of 1,063.94 feet to a fence post at a corner of lands now or formerly Janet M. Clawson;

thence along said lands N 25degrees 55'54" W a distance of 956.51 feet to a rebar (set) in stones; thence continuing along same N 67degrees 44'57" W a distance of 226.00 feet to a fence post at a corner of lands now or formerly H. Bert Hood, Jr.; thence along said lands of Hood N 27degrees 30'15" E a distance of 1,834.31 feet to a rebar (set) at a corner of lands now or formerly April Shaw; thence along said lands the following three (3) courses:

         1.       S 65degrees 45'42" E a distance of 412.30 feet to a rebar
                  (set);

         2. N 51degrees 11'18" E a distance of 1,622.20 feet to a fence post;

         3. N 44degrees 53'42" W a distance of 579.36 feet to a fence post at a corner of lands now or formerly Benjamin E. & Rose C. Scanga;

thence along said lands of Scanga N 54degrees 33'52" E a distance of 1,492.92 feet to an existing concrete monument at a corner of lands now or formerly Tessie Boring; thence along lands of Boring the following five (5) courses:

         1. N 54degrees 33'52" E a distance of 911.02 feet to an existing concrete monument;

         2. S 32degrees 25'24" E a distance of 24.21 feet to an existing concrete monument;

         3. N 57degrees 32'33" E a distance of 417.67 feet to an existing concrete monument;

         4. N 12degrees 32'56" W a distance of 1,720.69 feet to an existing iron pin, said line passing through three existing iron pins a distance of 529.68 feet, 821.80 feet and 1,669.33 feet respectively away from aforementioned concrete monument at the end of course 3.

         5. N 13degrees 11'14" W a distance of 260.45 feet to a stone pile at a corner of lands now or formerly Fred B. McFeely;

thence along said lands of McFeely the following three (3) courses:

         1.       N 12degrees 55'44" W a distance of 346.99 feet to a rebar
                  (set);

         2. N 66degrees 33'59" E a distance of 1,609.61 feet to a stone pile;

         3. N 09degrees 48'27" W a distance of 1,622.29 feet to a stone pile at a corner of lands now or formerly Robert F. & Shirley Robson;

thence along said lands of Robson S 58degrees 26'57" E a distance of 1,626.38 feet to a P.K. nail (set) in the center of T-840 (Clay Pike Road) at a corner of lands now or formerly the County of Indiana; thence in and along the center of T-840 and said lands of the County of Indiana S 32degrees 44'08" W a distance of
984.94 feet to a P.K. nail (set); thence continuing along lands of the same the following four (4) courses:

         1.       S 51degrees 36'30" E a distance of 2,329.53 feet to a rebar
                  (set);

         2.       N 57degrees 26'56" E a distance of 347.53 feet to a rebar
                  (set);

         3.       S 55degrees 25'35" E a distance of 92.26 feet to a rebar
                  (set);

         4. N 35degrees 07'09" E a distance of 175.46 feet to an existing axle at a corner of lands now or formerly Duffola Revocable Trust;

thence along said lands S 71degrees 57'20" E a distance of 1,584.97 feet to a rebar (set) at a corner of lands now or formerly Doris Miller; thence along said lands of Miller S 07 05'33" E a distance of 581.20 feet to an existing rebar at a corner of lands now or formerly Raymond Jeffrey Hedges; thence along said lands of Hedges the following two (2) courses:

         1. S 08degrees 17'11" E a distance of 1,427.05 feet to an existing iron pin;

         2. S 64degrees 12'52" E a distance of 2,238.50 feet to a point on line of lands now or formerly Raymond L. Cooper, said point being S 64degrees 12'52" E a distance of 40.60 feet from an existing iron pin;

thence along said lands of Cooper the following two (2) courses:

         1. S 10degrees 13'36" W a distance of 1,115.95 feet to an existing iron pipe;

         2. S 40degrees 55'15" E a distance of 158.42 feet to an existing iron pipe at a corner of lands now or formerly John W. & Patricia A. Shaffer;

thence along said lands of Shaffer S 22degrees 45'36" W a distance of 158.23 feet to an existing concrete monument; thence continuing along same and lands now or formerly Harold E. & Emily M. McKinney S 08degrees 27'47" W a distance of
532.46 feet to an existing concrete monument; thence along said lands of McKinney and lands now or formerly Robert J. Ambrose S 26degrees 23'51" E a distance of 769.72 feet to a rebar (set) at a corner of lands now or formerly Peter & Carolyn Buchkowski; thence along said lands of Buchkowski the following three (3) courses:

         1.       S 85degrees 07'29" W a distance of 92.39 feet to a rebar
                  (set);

         2. S 25degrees 02'25" E a distance of 592.19 feet to an existing iron pin;

         3.       N 81degrees 58'55" E a distance of 105.35 feet to a rebar
                  (set);

thence continuing along said lands of Buchkowski and lands now or formerly William B. Schnavely and lands now or formerly Charles A. Wertheimer
S26degrees 23'51" E a distance of 138.22 feet to an existing concrete monument; thence continuing along said lands of Wertheimer and lands now or formerly Richard James McCachren S 26degrees 23'51" E a distance of 619.77 feet to an existing concrete monument; thence continuing along lands of McCachren and lands of Pennsylvania Electric Company "Seward Station" S 26degrees 23'51" E a distance of 1,178.35 feet to a rebar (set), the place of BEGINNING.

         Containing 2,515.169 Acres.


EXCEPTING THE FOLLOWING TWO TRACTS OF LAND:

ONE:

         That tract of land as conveyed to Lavina G. Ritenour as recorded in Deed Book 474, page 261 and described as follows to wit:

         BEGINNING at a railroad spike (set) in the center of T-840 (Clay Pike
Road) within lands now or formerly Atlantic City Electric Co. Et al; thence in and along the center of T-840 the following three (3) courses:

         1.       S 06degrees 41'27" W a distance of 105.05 feet to a point;

         2.       S 19degrees 01'32" W a distance of 57.00 feet to a point;

         3. S 29degrees 29'32" W a distance of 138.00 feet to a railroad spike (set);

thence along lands now or formerly Atlantic City Electric Co. Et al the following three (3) courses:

         1.       N 68degrees 56'06" W a distance of 216.50 feet to a rebar
                  (set);

         2.       N 19degrees 48'54" E a distance of 316.00 feet to a rebar
                  (set);

         3. S 63degrees 27'06" E a distance of 216.50 feet to a railroad spike (set), the place of BEGINNING.

         Containing 1.609 Acres.

TWO:

         That tract of land as conveyed to Barry P. Poglein as recorded in Deed Book 663, page 755 and described as follows to wit:

         BEGINNING at an existing concrete monument within lands now or formerly Atlantic City Electric Co. Et al; thence along said lands the following five (5) courses:

         1.       S 20degrees 45'47" E a distance of 455.30 feet to a point;

         2. S 06degrees 05'25" W a distance of 880.00 feet to an existing concrete monument;

         3. N 83degrees 47'14" W a distance of 404.89 feet to a an existing concrete monument;

         4. N 06degrees 02'23" E a distance of 1,311.02 feet to an existing concrete monument;

         5. S 76degrees 36'27" E a distance of 202.02 feet to an existing concrete monument, the place of BEGINNING.

         Containing 11.068 Acres.

                                                                       EXHIBIT B
                                                                              TO
                                                                  FACILITY LEASE



                              FACILITY DESCRIPTION

The Facility consists of the following: (i) all of the Described Property (as defined below), (ii) to the extent not included in (i) above, all improvements presently located on the land described in Exhibit A attached hereto, save and except any thereof that are Excluded Property (as defined below), (iii) to the extent not included in (i) or (ii) above, any and all other tangible property owned by Seller and presently located on the land described in Exhibit A attached hereto, save and except any thereof that is Excluded Property. The "Described Property" means the following: two coal-fired units and all components thereof, four diesel generators and all components thereof, two backup diesel generators, two aboveground fuel oil storage tanks, three underground fuel storage tanks and associated support facilities, the generators described on Schedule 1 hereto, the boilers described on Schedule 1 hereto, the turbines described on Schedule 1 hereto; buildings, fences and other structures and improvements; boiler plant equipment; accessory and miscellaneous electric equipment; fuel holders, producers and accessories. The "Excluded Property" means the following: all furniture and office equipment, including, but not limited to, audio/visual/photo/training equipment, data processing equipment, bookcases, chairs, daybeds or couches, files, tables, TV/video recorders/players, desks, embossing presses and tapewriters, shelving, cabinets, projector and screen, TV monitors/receivers, calculators, bulletin boards, conference tables, camcorders, drawing racks, slide projectors, wipe/erase boards, blueprint machines, cameras, fuel inventory, movable partitions, stools, tackboard/chalkboard/bulletin boards, and work station modular attachments; tools and small equipment, including, but not limited to, vacuum cleaner/sweeper equipment, telephone system, cranes, hoists and derricks, laboratory equipment, permanently installed machine shop equipment, machine shop portable/hand tools, air piping, valves, air compressors, pumps, radio and microwave equipment, atmospheric/weather equipment, air conditioning/heating equipment, kitchen equipment, portable gas/oil supply tanks, time code generators, miscellaneous power plant equipment, air compressors, respirators, samplers, welding or burning equipment, portable gas or oil storage tanks, microscopes, battery chargers and testers, refrigerators, freezers, wrenches, communications equipment, mobile radio transmitters/receivers, sound equipment, stoves or heaters, calibrators, voltmeters, extinguishers, tanks, ladders, gauges, public address/paging system, and washing machines.

                                   Schedule 1

                                Conemaugh Station

The station contains unit-specific and common equipment, systems and auxiliaries used to operate the electric generating units. A listing of the Major Equipment specific to each unit is provided in the following table.

BOILER                                         UNIT 1                                       UNIT 2
------                                         ------                                       ------
Manufacturer                           Combustion Engineering                       Combustion Engineering
Type                                Once through - super critical                Once through - super critical
Furnace                       Divided: Tangential fired: balanced draft    Divided: Tangential fired: balanced draft
Guns                                         8 - Oil/Gas                                  8 - Oil/Gas


                                                                 Unit 1                                       Unit 2
                                                                 ------                                       ------
Generators
         Manufacturer                                       General Electric                             General Electric
         Rating (KVA)                                          HP 545,000                                   HP 545,000
                                                               LP 495,000                                   LP 495,000
Main Transformers:
         Manufacturer                                         Westinghouse                                 Westinghouse
         Rating (MVA)                                        3 Single-Phase                               3 Single-Phase
                                                              @ 347.2 each                                  @347.2 each
         Tag Number                                            1A, 1B, 1C                                   2A, 2B, 2C
         Switch Yard                                           North Wall                                   North Wall
         Breaker Control (C.R.)                       Station CR/Station Operation                 Station CR/Station Operation
Station Service Transformers:
         Manufacturer                                       General Electric                             General Electric
         Rating (MVA)                                         3 Three-Phase                                3 Three-Phase
         Tag Number                                            1A Unit Aux                                  2A Unit Aux
                                                               1B Unit Aux                                  2B Unit Aux
                                                               1C Unit Aux                                  2C Unit Aux

Station Service Transformers:
         Manufacturer                                           RTE/ASEA                                     RTE/ASEA
         Rating (MVA)                                             44.8                                         44.8
         Tag Number                                            1D Unit Aux                                  2D Unit Aux
FGDS Service Transformers:
         Manufacturer                                              ABB                                          ABB
         Rating (MVA)                                             22.4                                         22.4
         Tag Number                                             UAT - 1FG                                    UAT - 2FG
Reserve Transformers:
         Manufacturer                                       General Electric                                 RET/ASEA
         Tag Number                                               22.4                                         22.4
         Rating (MVA)                                          #1 Start Up                                  #2 Start Up
FGDS Reserve Transformers:
         Manufacturer                                              ABB                                          ABB
         Tag Number                                               22.4                                         22.4
         Rating (MVA)                                           SUT - 1FG                                    SUT - 2FG
Controls:
Combustion                                                 Honeywell TDC 3000                           Honeywell TDC 3000
Feedwater                                                  Honeywell TDC 3000                           Honeywell TDC 3000
Burner Management                                          Honeywell TDC 3000                           Honeywell TDC 3000
Turbine Control                                                 GE Mark I                                    GE Mark I
Data Acquisition:                                          Honeywell TDC 3000                           Honeywell TDC 3000



                                   EXHIBIT B-1